Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
EP ENERGY CORPORATION, et al.,	§	Case No. 19-35654 (MI)
§
	§	(Jointly Administered)
Debtors.(1)	§
§

JOINT CHAPTER 11 PLAN OF
EP ENERGY CORPORATION AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP Alfredo R. Pérez Clifford W. Carlson 700 Louisiana Street, Suite 1700 Houston, Texas 77002 Telephone: (713) 546-5000 Facsimile: (713) 224-9511

WEIL, GOTSHAL & MANGES LLP

Matthew S. Barr (admitted pro hac vice)

Ronit Berkovich (admitted pro hac vice)

Scott R. Bowling (admitted pro hac vice)
David J. Cohen (admitted pro hac vice)
767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Counsel for Debtors and Debtors in Possession

Dated: November 18, 2019
Houston, Texas

(1)  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are:  EP Energy Corporation (2728), EPE Acquisition, LLC (5855), EP Energy LLC (1021), Everest Acquisition Finance Inc. (0996), EP Energy Global LLC (7534), EP Energy Management, L.L.C. (5013), EP Energy Resale Company, L.L.C. (9561), and EP Energy E&P Company, L.P. (7092).  The Debtors’ primary mailing address is 1001 Louisiana Street, Houston, TX 77002.

Table of Contents

ARTICLE I.	Definitions and Interpretation	1

1.1	Definitions	1

1.2	Interpretation; Application of Definitions; Rules of Construction	18

1.3	Reference to Monetary Figures	18

1.4	Consent Rights of Supporting Noteholders	18

1.5	Controlling Document	19

ARTICLE II.	Administrative Expense Claims, Fee Claims, DIP Claims, and Priority Tax Claims	19

2.1	Treatment of Administrative Expense Claims	19

2.2	Treatment of Fee Claims	19

2.3	Treatment of DIP Claims and Commitments	20

2.4	Payment of Fees and Expenses Under DIP Order	21

2.5	Treatment of Priority Tax Claims	21

ARTICLE III.	Classification of Claims and Interests	21

3.1	Classification in General	21

3.2	Formation of Debtor Groups for Convenience Only	21

3.3	Summary of Classification of Claims and Interests	22

3.4	Special Provision Governing Unimpaired Claims	22

3.5	Separate Classification of Other Secured Claims	22

3.6	Elimination of Vacant Classes	22

3.7	Voting Classes; Presumed Acceptance by Non-Voting Classes	23

3.8	Voting; Presumptions; Solicitation	23

3.9	Cramdown	23

3.10	No Waiver	23

ARTICLE IV.	Treatment of Claims and Interests	24

4.1	Class 1: Other Secured Claims	24

4.2	Class 2: Other Priority Claims	24

4.3	Class 3: RBL Claims	24

4.4	Class 4: 1.125L Notes Claims	25

4.5	Class 5: 1.25L Notes Claims	25

4.6	Class 6: Secured 1.5L Notes Claims	26

4.7	Class 7: Unsecured Claims	26

4.8	Class 8: Convenience Claims	26

4.9	Class 9: Intercompany Claims	27

4.10	Class 10: Subordinated Claims	27

4.11	Class 11: Existing Parent Equity Interests	27

4.12	Class 12: Other Equity Interests	27

4.13	Class 13: Intercompany Interests	28

4.14	Treatment of Vacant Classes	28

ARTICLE V.	Means for Implementation	28

5.1	Compromise and Settlement of Claims, Interests, and Controversies	28

5.2	Continued Corporate Existence; Effectuating Documents; Further Transactions	28

5.3	Corporate Action	29

5.4	Plan Funding	30

5.5	Cancellation of Existing Securities and Agreements	30

5.6	Cancellation of Certain Existing Security Interests	30

5.7	Officers and Boards of Directors	30

5.8	Employee Incentive Plan	31

5.9	Authorization, Issuance, and Delivery of New Common Shares	31

5.10	Exit Credit Agreement	32

5.11	Rights Offering	32

5.12	Intercompany Interests; Corporate Reorganization	33

5.13	Restructuring Transactions	33

5.14	Restructuring Expenses	34

5.15	Indenture Trustee Expenses	34

5.16	Private Company	34

ARTICLE VI.	Distributions	35

6.1	Distributions Generally	35

6.2	No Postpetition Interest on Claims	35

6.3	Date of Distributions	35

6.4	Distribution Record Date	35

6.5	Distributions after Effective Date	36

6.6	Disbursing Agent	36

6.7	Delivery of Distributions	36

6.8	Unclaimed Property	37

6.9	Satisfaction of Claims	37

6.10	Manner of Payment under Plan	37

6.11	Fractional Shares and De Minimis Cash Distributions	37

6.12	No Distribution in Excess of Amount of Allowed Claim	38

6.13	Allocation of Distributions between Principal and Interest	38

6.14	Exemption from Securities Laws	38

6.15	Setoffs and Recoupments	38

6.16	Rights and Powers of Disbursing Agent	39

6.17	Withholding and Reporting Requirements	39

ARTICLE VII.	Procedures for Disputed Claims	40

7.1	Allowance of Claims	40

7.2	Claims Objections	40

7.3	Estimation of Claims	41

7.4	Adjustment to Claims Register Without Objection	41

7.5	Time to File Objections to Claims	41

7.6	Disallowance of Claims	41

7.7	Amendments to Claims	42

7.8	No Distributions Pending Allowance	42

7.9	Disputed Claims Reserve	42

7.10	Distributions after Allowance	44

7.11	Claims Resolution Procedures Cumulative	44

ARTICLE VIII.	Executory Contracts and Unexpired Leases	44

8.1	General Treatment	44

8.2	Determination of Cure Amounts and Deemed Consent	45

8.3	Payments Related to Assumption of Contracts and Leases	45

8.4	Rejection Damages Claims	46

8.5	Survival of the Debtors’ Indemnification Obligations	46

8.6	Compensation and Benefit Plans	46

8.7	Insurance Policies	47

8.8	Modifications, Amendments, Supplements, Restatements, or Other Agreements	47

8.9	Reservation of Rights	47

ARTICLE IX.	Conditions Precedent to Occurrence of Effective Date	48

9.1	Conditions Precedent to Confirmation	48

9.2	Conditions Precedent to Effective Date	48

9.3	Waiver of Conditions Precedent	50

9.4	Effect of Failure of a Condition	50

ARTICLE X.	Effect of Confirmation	51

10.1	Binding Effect	51

10.2	Vesting of Assets	51

10.3	Discharge of Claims Against and Interests in Debtors	51

10.4	Pre-Confirmation Injunctions and Stays	52

10.5	Injunction against Interference with Plan	52

10.6	Plan Injunction	52

10.7	Releases	53

10.8	Exculpation	56

10.9	Injunction Related to Releases and Exculpation	57

10.10	Subordinated Claims	57

10.11	Retention of Causes of Action and Reservation of Rights	57

10.12	Ipso Facto and Similar Provisions Ineffective	58

10.13	Indemnification and Reimbursement Obligations	58

ARTICLE XI.	Retention of Jurisdiction	58

11.1	Retention of Jurisdiction	58

ARTICLE XII.	Miscellaneous Provisions	60

12.1	Exemption from Certain Transfer Taxes	60

12.2	Request for Expedited Determination of Taxes	61

12.3	Dates of Actions to Implement Plan	61

12.4	Amendments	61

12.5	Revocation or Withdrawal of Plan	61

12.6	Severability	62

v

12.7	Governing Law	62

12.8	Immediate Binding Effect	62

12.9	Successors and Assigns	63

12.10	Entire Agreement	63

12.11	Computing Time	63

12.12	Exhibits to Plan	63

12.13	Notices	63

12.14	Reservation of Rights	65

Each of EP Energy Corporation; EPE Acquisition, LLC; EP Energy LLC; Everest Acquisition Finance Inc.; EP Energy Global LLC; EP Energy Management, L.L.C.; EP Energy Resale Company, L.L.C.; and EP Energy E&P Company, L.P. (each, a “Debtor” and collectively, the “Debtors”) proposes the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code.  Capitalized terms used herein shall have the meanings set forth in section 1.1 below.

ARTICLE I.                                                                          DEFINITIONS AND INTERPRETATION.

1.1                               Definitions.

The following terms shall have the respective meanings specified below:

1.125L Notes means the 7.750% senior secured notes due 2026 issued pursuant to the 1.125L Notes Indenture.

1.125L Notes Claims means all Claims, other than Claims subject to subordination in accordance with section 510(b) of the Bankruptcy Code, arising from or based upon the 1.125L Notes, the 1.125L Notes Indenture, or any of the security documents governing or evidencing any security interests entered into in connection therewith, including accrued but unpaid interest, costs, fees and indemnities through the Effective Date, the aggregate principal amount of which outstanding as of the Petition Date was $1 billion.

1.125L Notes Indenture means that certain indenture, dated as of May 23, 2018, by and among EP Energy LLC and Everest Acquisition Finance Inc., as co-issuers, each of the guarantors named therein, and the 1.125L Notes Trustee, as the same may be amended, modified, or otherwise supplemented from time to time.

1.125L Notes Trustee means UMB Bank, National Association, in its capacity as successor indenture trustee and notes collateral agent under the 1.125L Notes Indenture.

1.25L Notes means the 8.000% senior secured notes due 2024 issued pursuant to the 1.25L Notes Indenture.

1.25L Notes Claims means all Claims, other than Claims subject to subordination in accordance with section 510(b) of the Bankruptcy Code, arising from or based upon the 1.25L Notes, the 1.25L Notes Indenture, or any of the security documents governing or evidencing any security interests entered into in connection therewith, including accrued but unpaid interest, costs, fees and indemnities through the Effective Date, the aggregate principal amount of which outstanding as of the Petition Date was $500 million.

1.25L Notes Indenture means that certain indenture, dated as of November 29, 2016, by and among EP Energy LLC and Everest Acquisition Finance Inc., as co-issuers, each of the guarantors named therein, and the 1.25L Notes Trustee, as the same may be amended, modified, or otherwise supplemented from time to time.  The 1.25L Notes Indenture will not be cancelled and will remain in full force and effect on the Effective Date.

1.25L Notes Trustee means BOKF, NA, in its capacity as successor indenture trustee and notes collateral agent under the 1.25L Notes Indenture.

1.5L Notes means, collectively, the 2024 1.5L Notes and the 2025 1.5L Notes.

1.5L Notes Claims means, collectively, the 2024 1.5L Notes Claims and the 2025 1.5L Notes Claims.

1.5L Notes Deficiency Claims means the portion of the 1.5L Notes Claims that are not Secured Claims.  The 1.5L Notes Deficiency Claims shall be deemed Allowed on the Effective Date in the aggregate amount of approximately $[•] billion.  For the avoidance of doubt, the 1.5L Notes Deficiency Claims are Unsecured Claims.

1.5L Notes Indentures means the 2024 1.5L Notes Indenture and the 2025 1.5L Notes Indenture.

1.5L Notes Trustees means the 2024 1.5L Notes Trustee and the 2025 1.5L Notes Trustee.

2020 Unsecured Notes Claims means all Claims arising under or based upon the 9.375% senior notes due 2020 or the 2020 Unsecured Notes Indenture, the aggregate principal amount of which outstanding as of the Petition Date was approximately $182 million plus any accrued and unpaid interest thereon.

2020 Unsecured Notes Indenture means that certain indenture dated as of April 24, 2012 (as amended, modified, or otherwise supplemented from time to time) by and among EP Energy LLC and Everest Acquisition Finance Inc., as co-issuers, each of the guarantors named therein, and the 2020 Unsecured Notes Indenture Trustee.

2020 Unsecured Notes Trustee means Wilmington Savings Fund Society, FSB, as successor indenture trustee under the 2020 Unsecured Notes Indenture.

2022 Unsecured Notes Claims means all Claims arising under or based upon the 7.750% senior notes due 2022 or the 2022 Unsecured Notes Indenture, the aggregate principal amount of which outstanding as of the Petition Date was approximately $182 million plus any accrued and unpaid interest thereon.

2022 Unsecured Notes Indenture means that certain indenture, dated as of August 13, 2012 (as amended, modified, or otherwise supplemented from time to time) by and among EP Energy LLC and Everest Acquisition Finance Inc., as co-issuers, each of the guarantors named therein, and the 2022 Unsecured Notes Indenture Trustee.

2022 Unsecured Notes Trustee means Wilmington Savings Fund Society, FSB, as successor indenture trustee under the 2022 Unsecured Notes Indenture.

2023 Unsecured Notes Claims means all Claims arising under or based upon the 6.375% senior notes due 2023 or the 2023 Unsecured Notes Indenture, the aggregate principal amount of which outstanding as of the Petition Date was approximately $323 million plus any accrued and unpaid interest thereon.

2023 Unsecured Notes Indenture means that certain indenture, dated as of May 28, 2015 (as amended, modified, or otherwise supplemented from time to time) by and among the EP Energy LLC and Everest Acquisition Finance Inc., as co-issuers, each of the guarantors named therein, and the 2023 Unsecured Notes Indenture Trustee.

2023 Unsecured Notes Trustee means Wilmington Savings Fund Society, FSB, as successor indenture trustee under the 2023 Unsecured Notes Indenture.

2024 1.5L Notes means the 9.375% senior secured notes due 2024 issued pursuant to the 2024 1.5L Notes Indenture.

2024 1.5L Notes Claims means all Claims arising under the 2024 1.5L Notes or 2024 1.5L Notes Indenture, the aggregate principal amount of which outstanding as of the Petition Date was approximately $1.092 billion plus any accrued and unpaid interest thereon.

2024 1.5L Notes Indenture means that that certain indenture, dated as of January 3, 2018 (as amended, modified, or otherwise supplemented from time to time) by and among EP Energy LLC and Everest Acquisition Finance Inc., as co-issuers, each of the guarantors named therein, and the 2024 1.5L Notes Trustee.

2024 1.5L Notes Trustee means Wilmington Trust, National Association, in its capacity as indenture trustee and collateral agent under the 2024 1.5L Notes Indenture.

2025 1.5L Notes means the 8.000% senior secured notes due 2025 issued pursuant to the 2025 1.5L Notes Indenture.

2025 1.5L Notes Claims means all Claims arising under the 2025 1.5L Notes or 2025 1.5L Notes Indenture, the aggregate principal amount of which outstanding as of the Petition Date was approximately $1 billion plus any accrued and unpaid interest thereon.

2025 1.5L Notes Indenture means that that certain indenture, dated as of February 6, 2017 (as amended, modified, or otherwise supplemented from time to time) by and among EP Energy LLC and Everest Acquisition Finance Inc., as co-issuers, each of the guarantors named therein, and the 2025 1.5L Notes Trustee.

2025 1.5L Notes Trustee means Wilmington Trust, National Association, in its capacity as indenture trustee and collateral agent under the 2025 1.5L Notes Indenture.

Administrative Bar Date means the date that requests for payment of Administrative Expense Claims (other than Fee Claims and Restructuring Expenses) must be filed with the Bankruptcy Court and served on the Debtors or the Reorganized Debtors, as applicable, that is thirty (30) days after the Effective Date.

Administrative Expense Claim means any Claim constituting a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services and payments for goods and other services and leased premises), (ii) Fee Claims, and (iii) Restructuring Expenses.

Aggregate Fully Diluted Common Shares means the total number of New Common Shares outstanding as of the Effective Date after giving effect to this Plan and the Backstop Commitment Agreement (including the shares issued pursuant to the Backstop Commitment Agreement), but excluding any New Common Shares issued or issuable pursuant to the EIP, the Private Placement (if applicable), and the Jeter Shares (if applicable).

Allowed means, with respect to any Claim against or Interest in a Debtor, (a) (i) that is timely filed by the bar date established in the Chapter 11 Cases, or (ii) as to which there exists no requirement for the holder of a Claim to file such Claim under the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (b) (i) that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and (ii) for which no contrary proof of claim has been timely filed, or (c) allowed under the Plan or by a Final Order.  With respect to any Claim described in clause (a) above, such Claim will be considered allowed only if, and to the extent that, (A) no objection to the allowance of such Claim has been asserted, or may be asserted, on or before the time period set forth in the Plan, and no request for estimation or other challenge, including pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, (B) an objection to such Claim is asserted and such Claim is subsequently allowed pursuant to a Final Order, (C) such Claim is settled pursuant to an order of the Bankruptcy Court, or (D) such Claim is allowed pursuant to the Plan or any agreements related thereto and such allowance is approved and authorized by the Bankruptcy Court; provided, however, that notwithstanding the foregoing, the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise unimpaired pursuant to the Plan.

Antitrust Authorities means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws.

Antitrust Laws means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other United States, federal or state or foreign or multinational statutes, rules, regulation, orders, decrees, administrative or judicial doctrines or other laws, including antitrust, competition and merger control laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of lessening or negatively impacting competition, monopolization or restraint of trade.

Asset means all of the rights, title, and interests of a Debtor in and to property of whatever type or nature (including real, personal, mixed, intellectual, tangible, and intangible property).

Assumption Dispute means an unresolved objection regarding assumption, Cure Amount, “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), or other issues relating to assumption of an executory contract or unexpired lease.

Backstop Commitment Agreement means that certain Backstop Commitment Agreement, dated as of October 18, 2019, entered into by the Debtors and the Backstop Parties, as the same may be amended, restated, or otherwise modified in accordance with its terms, and approved by the Court pursuant to the Backstop Order.

Backstop Commitment Premium means $26,000,000 to be paid to the Backstop Parties on the Effective Date in the form of New Common Shares issued at the Cash Purchase Price, pursuant to the terms and conditions in this Plan and the Backstop Commitment Agreement.

Backstop Order means the [Order (I) Authorizing the Debtors to Enter into the Backstop Commitment Agreement, (II) Approving All Obligations Thereunder, and (III) Granting Related Relief] (ECF No. [•]).

Backstop Parties means those parties that agree to backstop the Rights Offering pursuant to the Backstop Commitment Agreement, each in its respective capacity as such.

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to these Chapter 11 Cases.

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by Supreme Court of the United States under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

Cash means legal tender of the United States of America.

Cash Purchase Price means a price per New Common Share equal to (a) 65% of $900 million, divided by (b) the Aggregate Fully Diluted Common Shares, rounded to two decimal places.

Cause of Action means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws).  For the avoidance of doubt, Cause of Action also includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (v) any state law fraudulent transfer claim.

Chapter 11 Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court.

Claim means a “claim,” as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

Claims Resolution Procedures means those procedures set forth in the Plan Supplement that will govern the resolution of Claims asserted against the Debtors and the Debtors’ authority to settle such Claims, which shall be subject to the reasonable consent of the Initial Supporting Noteholders.

Class means any group of Claims or Interests classified under the Plan pursuant to section 1122(a) of the Bankruptcy Code.

Collateral means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and is not subject to avoidance under the Bankruptcy Code or applicable nonbankruptcy law.

Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be acceptable to the Initial Supporting Noteholders.

Convenience Claim means any Claim that would otherwise be a General Unsecured Claim that is (i) Allowed in the Convenience Claim Amount or less, or (ii) irrevocably reduced to the Convenience Claim Amount at the election of the holder of the Allowed General Unsecured Claim evidenced on the Ballot timely and validly submitted by such holder; provided that a General Unsecured Claim may not be subdivided into multiple Claims of the Convenience Claim Amount or less for purposes of receiving treatment as a Convenience Claim; provided, further that, to the extent that a holder of a Convenience Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtors arising from or relating to the same obligations or liability as such Convenience Claim, such holder shall only be entitled to a distribution on one Convenience Claim against the Debtors in full and final satisfaction of all such Claims.

Convenience Claim Amount means $[100,000].

Convenience Claim Distribution Amount means the aggregate amount of Cash distributed to holders of Allowed Convenience Class Claims against the Debtors, which amount shall not exceed $[175,000].

Cure Amount means the payment of Cash or the distribution of other property (as the Debtors or the Reorganized Debtors, as applicable, (subject to the consent of the Initial Supporting Noteholders), and the counterparty to such executory contract or unexpired lease may agree or the Bankruptcy Court may order) as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (ii) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

Cure Notice means the notice of proposed Cure Amount to be paid in connection with an executory contract or unexpired lease that may be assumed or assumed and assigned under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall be reasonably acceptable to the Initial Supporting Noteholders and shall include (i) procedures for objecting to proposed assumptions or assumptions and assignments of executory contracts and unexpired leases, (ii) any Cure Amount to be paid in connection therewith, and (iii) procedures for resolution by the Bankruptcy Court of any related disputes.

D&O Policy means any insurance policy, including tail insurance policies, for directors’, members’, trustees’, and officers’ liability maintained by the Debtors and in effect or purchased as of the Petition Date.

Debtor(s) has the meaning set forth in the introductory paragraph of the Plan.

Debtor in Possession means, with respect to a Debtor, that Debtor in its capacity as a debtor in possession pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

DIP Facility means the postpetition senior secured superpriority priming revolving loan facility approved by the DIP Order.

DIP Agent means JPMorgan Chase Bank, N.A., solely in its capacity as administrative agent and collateral agent under the DIP Facility Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Facility Credit Agreement.

DIP Claim means any Claim held by the DIP Facility Lenders or the DIP Agent arising under or relating to the DIP Facility Credit Agreement or the DIP Order, which includes Claims for all principal amounts outstanding, interest, reasonable and documented out-of-pocket fees, expenses, costs and other charges of the DIP Agent or DIP Lenders arising and required to be repaid under the DIP Facility Credit Agreement.

DIP Commitments means obligations of the DIP Facility Lenders on account of unfunded loans under the DIP Facility Credit Agreement.

DIP Facility Credit Agreement means the credit agreement governing the terms of the DIP Facility dated as of November [•], 2019, by and among EP Energy LLC, as borrower, EPE Acquisition LLC, the DIP Agent, and the DIP Facility Lenders, with any amendments, restatements, amendments and restatements, modifications or supplements thereto as permitted by the DIP Order, which shall be acceptable in form and substance to the Initial Supporting Noteholders.

DIP Facility Lenders means the lenders from time to time party to the DIP Facility Credit Agreement.

DIP Order means the [Final Order (I) Authorizing Use of Cash Collateral; (II) Authorizing Debtors to Obtain Senior Secured, Superpriority, Postpetition Financing; (III) Granting Liens and Super-Priority Claims; (IV) Granting Adequate Protection to Prepetition Secured Parties; and (V) Granting Related Relief] (ECF No. [•]), authorizing the Debtors to enter into the DIP Facility Credit Agreement and access the DIP Facility.

Disbursing Agent means any Entity in its capacity as a disbursing agent under section 6.6 hereof, including any Debtor or Reorganized Debtor, as applicable, that acts in such a capacity.

Disclosure Statement means the Disclosure Statement for the Plan, in form and substance acceptable to the Initial Supporting Noteholders, as supplemented from time to time, which is prepared and distributed in accordance with sections 1125, 1126(b), or 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018, or other applicable law, and all exhibits, schedules, supplements, modifications, amendments, annexes, and attachments to such disclosure statement.

Disputed means, with respect to a Claim, (i) any Claim, which Claim is disputed under section 7.1 of the Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order; (ii) any Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed; (iii) any Claim that is listed in the Schedules, if any are filed, as unliquidated, contingent or disputed, and as to which no request for payment or proof of claim has been filed; or (iv) any Claim that is otherwise disputed by any of the Debtors or Reorganized Debtors in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order.  To the extent the Debtors dispute only the amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim.

Disputed Claims Reserve means the reserve established pursuant to and governed by Section 7.9 of the Plan.

Distribution Record Date means, except as otherwise provided in the Plan, the Effective Date.

DTC means the Depository Trust Company, a limited-purpose trust company organized under the New York State Banking Law.

Effective Date means the date which is the first Business Day on which (i) all conditions to the effectiveness of the Plan set forth in Section 9.2 of the Plan have been satisfied or waived in accordance with the terms of the Plan, (ii) no stay of the Confirmation Order is in effect, and (iii) the substantial consummation of the Plan occurs pursuant to 11 U.S.C. § 1101(2).

EIP Shares means the awards issued under the Employee Incentive Plan, including restricted stock units, options, New Common Shares, or other rights exercisable, exchangeable, or convertible into New Common Shares, which shall be dilutive of all other equity interests in the Reorganized Debtors.

Eligible Offeree means a holder or permitted transferee of an Allowed 1.5L Notes Claim that (i) is a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act, and (ii) is an “accredited investor” as such term is defined in Rule 501 of the Securities Actor or, in the case of an Initial Backstop Party, that (x) is a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act or (y) is an “institutional accredited investor” as such term is defined in Rule 501 of the Securities Act .

Employee Incentive Plan means the employee incentive plan to be implemented pursuant to Section 5.8 of the Plan, which shall be consistent with the terms set forth in the EIP Term Sheet annexed as Exhibit A-2 to the Plan Support Agreement and otherwise in form and substance acceptable to the Initial Supporting Noteholders.

Entity means an “entity,” as defined in section 101(15) of the Bankruptcy Code.

EP Energy means EP Energy Corporation.

Estate(s) means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exchange Purchase Price means a price per New Common Share equal to (a) 74.3% of $900 million, divided by (b) the Aggregate Fully Diluted Common Shares, rounded to two decimal places.

Exculpated Parties means collectively, and in each case in their capacities as such during the Chapter 11 Cases (i) the Debtors, (ii) the Reorganized Debtors, (iii) the members of any statutory committee appointed in the Chapter 11 Cases, and (iv) with respect to each of the foregoing Persons in clauses (i) through (iii), such Persons’ predecessors, successors, assigns, subsidiaries, affiliates, current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees, in each case in their capacity as such.

Existing Parent Equity Interests means shares of Class A common stock of EP Energy that existed immediately prior to the Effective Date, including any restricted stock in EP Energy that vests prior to the Effective Date.

Exit Credit Agreement means that certain Amended and Restated Credit Agreement, to be dated as of the Effective Date, by and among EP Energy LLC, as borrower, EPE Acquisition LLC, as holdings, the Exit Agent, and the Exit Lenders, which shall be in form and substance substantially consistent with the Exit Term Sheet or on terms otherwise acceptable to the Debtors and Initial Supporting Noteholders.

Exit Facility Agent means the administrative agent and collateral agent under the Exit Credit Agreement.

Exit Facility means the $629 million first lien exit credit facility arising pursuant to the Exit Credit Agreement.

Exit Lenders means the lenders from time to time party to the Exit Credit Agreement, including any permitted assignees thereof.

Exit Term Sheet means that certain term sheet attached to the Plan Support Agreement as Exhibit A-1 that sets forth the principal terms of the Exit Facility.

Fee Claim means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Confirmation Date by Professional Persons retained by an order of the Bankruptcy Court pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code in the Chapter 11 Cases.

Fee Escrow Account means an interest-bearing account in an amount equal to the total estimated amount of Fee Claims and funded by the Debtors on the Effective Date.

Final Order means an order, ruling, or judgment of the Bankruptcy Court (or other court of competent jurisdiction) that: (i) is in full force and effect; (ii) is not stayed; and (iii) is no longer subject to review, reversal, vacatur, modification, or amendment, whether by appeal or by writ of certiorari; provided, however that the possibility that a motion under Rules 50 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in such other court of competent jurisdiction) may be filed relating to such order, ruling, or judgment shall not cause such order, ruling, or judgment not to be a Final Order.

General Unsecured Claim means any Claim against the Company that is not an RBL Claim, a 1.125L Notes Claim, a 1.25L Notes Claim, a 1.5L Notes Claim, an Intercompany Claim, an Unsecured Notes Claim, or a Convenience Claim, or a Claim that is secured, subordinated, or entitled to priority under the Bankruptcy Code.

Governmental Entity means U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court or tribunal of competent jurisdiction (including any branch, department or official thereof).

HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Impaired means, with respect to a Claim, Interest, or a Class of Claims or Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

Indemnification Obligation means any existing or future obligation of any Debtor to indemnify current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity, with respect to or based upon such service or any act or omission taken or not taken in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, the Debtors’ respective memoranda, articles or certificates of incorporation, corporate charters, bylaws, operating agreements, limited liability company agreements, or similar corporate or organizational documents or other applicable contract or law in effect as of the Effective Date.

Indenture Trustees means the 1.125L Notes Trustee, the 1.25L Notes Trustee and the 1.5L Notes Trustees.

Indenture Trustee Charging Lien means any Lien or other priority in payment in favor of the Indenture Trustees against distributions to be made to holders of Allowed Notes Claims for payment of any Indenture Trustee Fees and Expenses, which Lien or other priority in payment arose prior to the Effective Date and pursuant to the Indentures.

Indenture Trustee Fees and Expenses means the reasonable and documented compensation, fees, expenses, disbursements, and indemnity claims incurred by the Indenture Trustees, including without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Indenture Trustees, whether prior to or after the Petition Date and whether prior to or after the Effective Date, in each case to the extent payable or reimbursable under the Indentures.

Indentures means the 1.125L Notes Indenture, the 1.25L Notes Indenture and the 1.5L Notes Indentures.

Initial Backstop Party means each Backstop Party as of October 18, 2019.

Initial Supporting Noteholders means each of (i) Apollo Management Holdings, L.P. and its affiliates and (ii) Elliott Associates L.P., and Elliott International, L.P. and their respective affiliates.

Intercompany Claim means any Claim against a Debtor held by another Debtor.

Intercompany Interest means an Interest in a Debtor other than any Existing Parent Equity Interests or Other Equity Interests.

Intercreditor Agreements means collectively, (i) that certain Pari Passu Intercreditor Agreement, dated as of August 24, 2016, among JP Morgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, Wilmington Trust, National Association, as the Initial Other Authorized Representative and each additional Authorized Representative from time to time party thereto; (ii) that certain Amended and Restated Senior Lien Intercreditor Agreement, dated as of August 24, 2016, among JP Morgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, and EP Energy LLC and the Subsidiaries of EP Energy

LLC named therein; (iii)  that certain Additional Priority Lien Intercreditor Agreement, dated as of November 29, 2016, by and among JPMorgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, BOKF, N.A., as successor Notes Facility Agent and Applicable Second Lien Agent, EP Energy LLC and the Subsidiaries of EP Energy LLC named therein; and (iv) that certain Senior Priority Lien Intercreditor Agreement, dated as of May 23, 2018, by and among JPMorgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, UMB Bank, National Association, as successor Notes Facility Agent and Applicable Second Lien Agent, EP Energy LLC and the Subsidiaries of EP Energy LLC named therein.  The Intercreditor Agreements will not be cancelled and will remain in full force and effect on the Effective Date.

Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, and any other security or equity interest in any of the Debtors, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest or other instrument, evidencing any fixed or contingent ownership interest in any of the Debtors, whether or not transferable and whether fully vested or vesting in the future, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtors, that existed immediately before the Effective Date, and including any equity interest issued to any of the Debtors’ current or former employees and non-employee directors various forms of long-term incentive compensation including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares/units, incentive awards, Cash awards, and other stock-based awards.

[Jeter means Wolfcamp Drillco Operating L.P.

Jeter Shares means New Common Shares issued in consideration of the contribution of equity interests in Jeter to the Reorganized Debtors, which shall be subject to dilution by the EIP Shares.](2)

Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

New Board means the initial board of directors of Reorganized EP Energy.

New Common Shares means shares of common stock, par value $[$0.01] per share, of Reorganized EP Energy to be issued (i) on the Effective Date, (ii) upon implementation of the Employee Incentive Plan, or (iii) as otherwise permitted pursuant to the New Corporate Governance Documents of Reorganized EP Energy, in each case subject to the terms of the Amended Certificate of Incorporation and Amended By-Laws of Reorganized EP Energy.

New Corporate Governance Documents means the certificate of incorporation, certificate of formation, bylaws, limited liability company agreements, the Shareholder Agreement, and the operating agreement or other similar organizational or formation

(2)  Jeter contribution pursuant to the Plan is subject to the agreement of the Company, Access, and the Initial Supporting Noteholders.  To the extent such parties agree to such a contribution, the Debtors shall make additional disclosures, as appropriate, prior to the hearing to consider the adequacy of the Debtors’ Disclosure Statement.

documents, as applicable, of the Reorganized Debtors, which in each case shall be acceptable to the Initial Supporting Noteholders.

Other Equity Interests means Class B common stock of EP Energy that existed immediately prior to the Effective Date and all other Interests in EP Energy other than Existing Parent Equity Interests.

Other Priority Claim means any Claim other than an Administrative Expense Claim, a DIP Facilities Claim, or a Priority Tax Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code.

Other Secured Claim means any Secured Claim against a Debtor other than a Priority Tax Claim, a DIP Claim, an RBL Claim, a 1.125L Notes Claim, 1.25L Notes Claim, and a 1.5L Notes Claim.

Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other Entity.

Petition Date means, with respect to a Debtor, the date on which such Debtor commenced its Chapter 11 Case.

Plan means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as may be modified from time to time in accordance with the Bankruptcy Code, the terms hereof, and the terms of the Plan Support Agreement.

Plan Distribution means the payment or distribution of consideration to holders of Allowed Claims and Allowed Interests under the Plan.

Plan Supplement means a supplement or supplements to the Plan containing certain documents and forms of documents, schedules, and exhibits, in each case subject to the terms and provisions of the Plan Support Agreement (including any consent rights in favor of the Initial Supporting Noteholders) relevant to the implementation of the Plan, to be filed with the Bankruptcy Court no later than ten (10) calendar days before the Voting Deadline, as amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Plan Support Agreement (including any consent rights in favor of the Initial Supporting Noteholders) which shall include, but not be limited to (i) the New Corporate Governance Documents, (ii) the number and slate of directors to be appointed to the New Board to the extent known and determined, (iii) with respect to the members of the New Board, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code, (iv) the Employee Incentive Plan, (v) the Exit Facility documents, (vi) a schedule of retained Causes of Action, (vii) the Schedule of Rejected Contracts; and (viii) the Claims Resolution Procedures.

Plan Support Agreement means that certain Plan Support Agreement, dated as of October 18, 2019, by and among the Debtors, and the Supporting Noteholders, as the same may be amended, restated, or otherwise modified in accordance with its terms.

Prepetition RBL Agent means JPMorgan Chase Bank N.A., as administrative agent and collateral agent, solely in its capacity as administrative agent and collateral agent under the Prepetition RBL Credit Agreement.

Prepetition RBL Credit Agreement means that certain Credit Agreement, dated as of May 24, 2012 (as amended, restated, amended and restated, modified or otherwise supplemented from time to time), by and among EP Energy, as borrower, EPE Acquisition, LLC, the Prepetition RBL Agent, and the lenders party thereto from time to time, as in effect immediately prior to the Effective Date.

Prepetition RBL Facility means the revolving credit facility arising under the Prepetition RBL Credit Agreement.

Prepetition RBL Lenders means the Lenders (as defined in the Prepetition RBL Credit Agreement) party to the Prepetition RBL Credit Agreement immediately prior to the Effective Date.

Priority Tax Claim means any Secured Claim or unsecured Claim of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority of payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Private Placement means the private placement of New Common Shares, if any, which shall be subject to dilution by the Jeter Shares (if applicable) and the EIP Shares, for an aggregate purchase price of up to $75 million in Cash, on terms acceptable to the Company and the Initial Supporting Noteholders.

Pro Rata means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class.

Professional Person means any Person retained by order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to an order of the Bankruptcy Court.

RBL Claim means any Claim arising under the Prepetition RBL Credit Agreement.

Registration Rights Agreement means the registration rights agreement to be entered into as of the Effective Date, which shall have terms that are customary for a transaction of this nature and shall be in form and substance acceptable to the Initial Supporting Noteholders and the Company.

Reinstated 1.125L Notes means 1.125L Notes, issued pursuant to the 1.125L Indenture, upon being rendered unimpaired pursuant to Section 1124(2) of the Bankruptcy Code pursuant to the Plan to the extent of 1.125L Notes that have not been redeemed or repaid prior to the Effective Date.

Reinstated 1.25L Notes means the 1.25L Notes, issued pursuant to the 1.25L Indenture, upon being rendered unimpaired pursuant to Section 1124(2) of the Bankruptcy Code pursuant to the Plan to the extent of 1.25L Notes that have not been redeemed or repaid.

Reinstated Debt means the Reinstated 1.125L Notes and the Reinstated 1.25L Notes.

Released Parties means, collectively, (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Supporting Noteholders, (iv) the arrangers, agents and lenders under the Exit Facility, (v) the DIP Agent and DIP Lenders under the DIP Facility, (vi) the Prepetition RBL Agent and the Prepetition RBL Lenders under the Prepetition RBL Facility, (vii) the Backstop Parties, (viii) holders of Existing Parent Equity Interests, on account of their contributions under the Plan, and (ix) with respect to each of the foregoing Persons, in clauses (i) through (viii), each of their affiliates, predecessors, successors, assigns, subsidiaries, affiliates, current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees, in each case in their capacity as such.  Notwithstanding the foregoing, any Person that opts out of the releases set forth in section 10.7(b) of the Plan shall not be deemed a Released Party hereunder.

Releasing Parties means collectively, (i) the holders of all Claims or Interests that vote to accept the Plan, (ii) the holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but that do not vote either to accept or to reject the Plan, (iii) the holders of all Claims or Interests that vote, or are deemed, to reject the Plan but do not opt out of granting the releases set forth herein, (iv) the holders of all Claims and Interests that were given notice of the opportunity to opt out of granting the releases set forth herein but did not opt out, (v) all other holders of Claims and Interests to the maximum extent permitted by law, and (vi) the Released Parties.

Reorganized Debtors means the Debtors, as reorganized as of the Effective Date in accordance with the Plan.

Reorganized EP Energy means EP Energy, (a) as reorganized pursuant to and under the Plan, (b) any successor thereto, by merger, consolidation, or otherwise or (c) a new corporation or limited liability company that may be formed or caused to be formed by EP Energy or the Initial Supporting Noteholders to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of EP Energy and issue the New EP Common Shares to be distributed or sold pursuant to the Plan, as approved by the Initial Supporting Noteholders in the case of (b) or (c).

Restructuring means the financial restructuring of the Debtors, the principal terms of which are set forth in the Plan and Plan Supplement.

Restructuring Expenses means the reasonable and documented fees and out-of-pocket expenses payable to the Advisors (as defined in the Backstop Commitment Agreement, and in the case of Debevoise & Plimpton LLP, subject to the cap set forth therein), and Cole Schotz P.C.

Restructuring Transactions means one or more transactions pursuant to section 1123(a)(5)(D) of the Bankruptcy Code to occur on the Effective Date or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including, subject to the reasonable consent of the Initial Supporting Noteholders, (i) the consummation of the transactions provided for under or contemplated by the Plan Support Agreement, (ii) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with or reasonably necessary to implement the terms of the Plan and the Plan Support Agreement and that satisfy the requirements of applicable law, (iii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and Plan Support Agreement, and (iv) all other actions that the Debtors or Reorganized Debtors, as applicable, determine are necessary or appropriate and consistent with the Plan Support Agreement.

Rights Offering means that certain rights offering pursuant to which each Eligible Offeree will be offered the right to purchase New Common Shares for an aggregate purchase price of $[475] million at a price per share equal to (a) in the case of Rights Offering Shares purchased for cash, the Cash Purchase Price, and (b) in the case of Rights Offering Shares purchased by Backstop Parties in exchange for Reinstated 1.25L Notes, the Exchange Purchase Price, in each case in accordance with the Rights Offering Procedures and the Backstop Commitment Agreement.

Rights Offering Documents means the Backstop Commitment Agreement and the Rights Offering Procedures.

Rights Offering Procedures means the procedures in form and substance acceptable to the Initial Supporting Noteholders for the implementation of the Rights Offering, as approved by the Bankruptcy Court pursuant to the order approving the Disclosure Statement, and attached as Exhibit [F] to the Disclosure Statement.

Rights Offering Shares means the New Common Shares issued pursuant to the Rights Offering.

Schedule of Rejected Contracts means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to the Plan, if any, as the same may be amended, modified, or supplemented from time to time, which shall be acceptable to the Initial Supporting Noteholders.

Schedules means any schedules of assets and liabilities, schedules of executory contracts and unexpired leases, and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, which shall be reasonably acceptable to the Initial Supporting Noteholders.

Secured Claim means a Claim to the extent (i) secured by a Lien on property of a Debtor’s Estate, the amount of which is equal to or less than the value of such property as (a) set forth in the Plan, (b) agreed to by the holder of such Claim and the Debtors, or (c) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

Secured Notes means the 1.125L Notes, the 1.25L Notes, and the 1.5L Notes.

Securities Act means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a—77aa, and any rules and regulations promulgated thereby.

Security means any “security” as such term is defined in section 101(49) of the Bankruptcy Code.

Shareholder Agreement means the shareholder agreement to be entered into (or deemed entered into) by the Reorganized Debtors and the holders of New Common Shares, including participants in the Rights Offering, on the Effective Date that will govern certain matters related to the governance of the Reorganized Debtors.

Solicitation Materials means collectively, the Disclosure Statement and the related solicitation materials.

Stated Equity Value means the stated equity value of the Reorganized Debtors of $900 million, which such amount is solely for the purposes of calculations of Rights Offering amounts.

Subordinated Claim means a Claim that is subject to subordination in accordance with sections 510(b)-(c) of the Bankruptcy Code or otherwise.

Supporting Noteholders means the signatories to the Plan Support Agreement, and any 1.5L Noteholder that subsequently becomes party thereto in accordance with the terms of the PSA.

Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

Unimpaired means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124(2) of the Bankruptcy Code.

Unsecured Claim means Unsecured Notes Claims, 1.5L Notes Deficiency Claims, and General Unsecured Claims.

Unsecured Noteholders means holders of Unsecured Notes Claims.

Unsecured Notes Claims means 2020 Unsecured Notes Claims, 2022 Unsecured Notes Claims, and 2023 Unsecured Notes Claims.

Unsecured Notes Indentures means the 2020 Unsecured Notes Indenture, 2022 Unsecured Notes Indenture, and 2023 Notes Indenture.

Unsecured Notes Trustees means the 2020 Unsecured Notes Trustee, the 2022 Unsecured Notes Trustee, and the 2023 Unsecured Notes Trustee.

U.S. Trustee means the United States Trustee for Region 7.

Voting Deadline means February [6], 2020 at 4:00 p.m. Prevailing Central Time, or such date and time as may set by the Bankruptcy Court.

1.2          Interpretation; Application of Definitions; Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in or exhibit to the Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof and the Plan Support Agreement.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in the Plan,” “of the Plan,” “to the Plan,” and “under the Plan,” respectively.  The words “includes” and “including” are not limiting.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (d) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

1.3          Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

1.4          Consent Rights of Supporting Noteholders.

Notwithstanding anything herein to the contrary, any and all consent rights of the Supporting Noteholders set forth in the Plan Support Agreement and the Backstop Commitment Agreement with respect to the form and substance of this Plan and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference and fully enforceable as if stated in full herein.

1.5          Controlling Document.

In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document.  In the event of an inconsistency between the Plan and any other instrument or document created or executed pursuant to the Plan, or between the Plan and the Disclosure Statement, the Plan shall control.  The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, that if there is determined to be any inconsistency between any provision of the Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of the Plan.

ARTICLE II.                       ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, DIP CLAIMS, AND PRIORITY TAX CLAIMS.

2.1          Treatment of Administrative Expense Claims.

On (or as soon thereafter as is reasonably practicable) the later of (i)  the Effective Date and (ii) the first Business Day after the date that is thirty (30) calendar days after the date each Administrative Expense Claim becomes an Allowed Administrative Expense Claim, each holder of an Allowed Administrative Expense Claim (other than a Fee Claim or Restructuring Expenses) shall receive in full and final satisfaction of such Claim, either (x) Cash in an amount equal to the Allowed amount of such Claim or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code or (y) such other less favorable treatment as to which the Debtors or the Reorganized Debtors, as applicable, subject to the consent of the Initial Supporting Noteholders, and the holder of such Allowed Administrative Expense Claim will have agreed upon in writing; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

2.2          Treatment of Fee Claims.

(a)           All Professional Persons seeking approval by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (i) file, on or before the date that is forty five (45) days after the Confirmation Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (ii) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Fee Claim.  The Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

(b)           On the Confirmation Date, the Debtors shall establish and fund the Fee Escrow Account.  The Debtors shall fund the Fee Escrow Account with Cash equal to the Professional Persons’ good faith estimates of the Fee Claims.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims allowed by the Bankruptcy Court have been irrevocably paid in full.  The Fee Escrow Account shall be held in trust for Professional Persons retained by the Debtors and for no other parties until all Fee Claims Allowed by the Bankruptcy Court have been paid in full.  Fee Claims owing to the applicable Professional Persons shall be paid in full, in Cash, to such Professional Persons from funds held in the Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid under the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals (ECF No. 318); provided that the Reorganized Debtors’ obligations with respect to Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Fee Escrow Account.  To the extent that funds held in the Fee Escrow Account are insufficient to satisfy the amount of accrued Fee Claims owing to the Professional Persons, such Professional Persons shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied in accordance with Section 2.1 of the Plan.  No Liens, claims, or interests shall encumber the Professional Fee Escrow in any way.  For the avoidance of doubt, Restructuring Expenses shall not be paid into the Fee Escrow Account, and shall be payable on the Effective Date pursuant to Section 5.14 of the Plan.

(c)           Any objections to Fee Claims shall be served and filed (a) no later than twenty one (21) days after the filing of the final applications for compensation or reimbursement or (b) such later date as ordered by the Bankruptcy Court upon a motion of the Reorganized Debtors.

2.3          Treatment of DIP Claims and Commitments.

On the Effective Date, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim and DIP Commitment, each holder of an Allowed DIP Claim or DIP Commitment shall receive, either (i) on a dollar-for-dollar basis, first-lien, first-out revolving loans or revolving commitments (as applicable) under the Exit Credit Agreement and letter of credit participations under the Exit Credit Agreement or (ii) such other less favorable treatment as to which the Debtors or the Reorganized Debtors, as applicable, subject to the consent of the Initial Supporting Noteholders, and the holder of such Allowed DIP Claims will have agreed upon in writing.  Upon the indefeasible payment or satisfaction in Cash, and/or in the form of first-lien, first-out revolving loans under the Exit Credit Agreement and letter of credit participations under the Exit Credit Agreement, on the Effective Date, all Liens granted to secure the Allowed DIP Claims shall be terminated and of no further force and effect.

2.4          Payment of Fees and Expenses Under DIP Order.

On the later of (i) the Effective Date and (ii) the date on which such fees, expenses or disbursements would be required to be paid under the terms of the DIP Order, the Debtors or Reorganized Debtors (as applicable) shall pay all fees, expenses and disbursements of the DIP Agent and otherwise required to be paid under or pursuant to the applicable DIP Order.  All payments of fees, expenses, or disbursements pursuant to this section shall be subject in all respects to the terms of the applicable DIP Order.

2.5          Treatment of Priority Tax Claims.

On the Effective Date or as soon thereafter as is reasonably practicable (but in no event later than 30 days after the Effective Date), each holder of an Allowed Priority Tax Claim shall receive in full and final satisfaction of such Claim, either (i) Cash in an amount equal to the Allowed amount of such Claim or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code or (ii) or such other less favorable treatment as to which the Debtors or the Reorganized Debtors, as applicable, subject to the consent of the Initial Supporting Noteholders, and the holder of such Allowed Administrative Expense claim will have agreed upon in writing; provided, that Allowed Priority Tax Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

ARTICLE III.                     CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1          Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2          Formation of Debtor Groups for Convenience Only.

The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, confirmation of the Plan, and making Plan Distributions in respect of Claims against and Interests in the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger of consolidation of any legal entities, or cause the transfer of any Assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

3.3          Summary of Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are: (i) Impaired and Unimpaired under the Plan; (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; and (iii) presumed to accept or reject the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.  The classification of Claims and Interests set forth herein shall apply separately to each Debtor.

Class	Type of Claim or Interest	Impairment	Entitled to Vote
Class 1	Other Secured Claims	Unimpaired	No (Presumed to accept)
Class 2	Other Priority Claims	Unimpaired	No (Presumed to accept)
Class 3	RBL Claims	Impaired	Yes
Class 4	1.125L Notes Claims	Unimpaired	No (Presumed to accept)
Class 5	1.25L Notes Claims	Unimpaired	No (Presumed to accept)
Class 6	Secured 1.5L Notes Claims	Impaired	Yes
Class 7	Unsecured Claims	Impaired	Yes
Class 8	Convenience Claims	Impaired	Yes
Class 9	Intercompany Claims	Unimpaired	No (Presumed to accept)
Class 10	Subordinated Claims	Impaired	No (Deemed to reject)
Class 11	Existing Parent Equity Interests	Impaired	Yes
Class 12	Other Equity Interests	Impaired	No (Deemed to reject)
Class 13	Intercompany Interests	Unimpaired	No (Presumed to accept)

3.4          Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.5          Separate Classification of Other Secured Claims.

Although all Other Secured Claims have been placed in one Class for purposes of nomenclature within the Plan, each Other Secured Claim, to the extent secured by a Lien on Collateral different from the Collateral securing a different Other Secured Claim, shall be treated as being in a separate sub-Class for the purposes of voting to accept or reject the Plan and receiving Plan Distributions.

3.6          Elimination of Vacant Classes.

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes that votes on the Plan shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

3.7          Voting Classes; Presumed Acceptance by Non-Voting Classes.

With respect to each Debtor, if a Class contained Claims eligible to vote and no holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the holders of such Claims in such Class.

3.8          Voting; Presumptions; Solicitation.

(a)           Acceptance by Certain Impaired Classes.  Only holders of Allowed Claims or Interests in Classes 3, 6, 7, 8 and 11 are entitled to vote to accept or reject the Plan.  An Impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.  An Impaired Class of Interests shall have accepted the Plan if the holders of at least two-thirds (2/3) in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.  Holders of Claims or Interests in Classes 3, 6, 7, 8 and 11 shall receive ballots containing detailed voting instructions.

(b)           Deemed Acceptance by Unimpaired Classes.  Holders of Claims and Interests in Classes 1, 2, 4, 5, 9, and 13 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject the Plan.

(c)           Deemed Rejection by Certain Impaired Classes.  Holders of Claims and Interests in Classes 10 and 12 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject the Plan.

3.9          Cramdown.

If any Class is deemed to reject the Plan or is entitled to vote on the Plan and does not vote to accept the Plan, the Debtors may (i) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify the Plan in accordance with the terms hereof and the Bankruptcy Code.  If a controversy arises as to whether any Claims or Interests, or any class of Claims or Interests, are impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.10        No Waiver.

Nothing contained in the Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Claim.

ARTICLE IV.                      TREATMENT OF CLAIMS AND INTERESTS.

4.1          Class 1: Other Secured Claims.

(a)           Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Other Secured Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed Other Secured Claim, at the option of the Debtors or the Reorganized Debtors, but with the consent of the Initial Supporting Noteholders, (i) such holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter or (ii) such holder will receive such other treatment so as to render such holder’s Allowed Other Secured Claim Unimpaired

(b)           Impairment and Voting:  Allowed Other Secured Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Secured Claims.

4.2          Class 2:  Other Priority Claims.

(a)           Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Other Priority Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will, at the option of the Debtors or the Reorganized Debtors, but with the consent of the Initial Supporting Noteholders, (i) be paid in full in Cash or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, in each case, or as soon as reasonably practicable thereafter.

(b)           Impairment and Voting:  Allowed Other Priority Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Priority Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Priority Claims.

4.3          Class 3:  RBL Claims.

(a)           Treatment: Each holder of an Allowed RBL Claim will receive, on a dollar-for-dollar basis, first lien, second-out term loans under the Exit Credit Agreement; provided, that each holder of an Allowed RBL Claim that elects to participate in the first-out revolving portion of the Exit Facility by the Voting Deadline shall receive on a dollar-for-dollar basis first lien, first-out revolving loans under the Exit Credit Agreement and letter of credit participations under the Exit Credit Agreement.

(b)           Impairment and Voting:  RBL Claims are Impaired.  Holders of Allowed RBL Claims are entitled to vote on the Plan.

(c)           Allowance: The RBL Claims shall be deemed Allowed on the Effective Date, consisting of approximately $629.4 million in principal amount, including reimbursement obligations in respect of letters of credit, minus the Allowed DIP Claims and DIP Commitments, plus all other secured obligations, including unpaid interest, fees, and other reasonable and documented expenses arising and payable under the Prepetition RBL Credit Agreement.

4.4          Class 4:  1.125L Notes Claims.

(a)           Treatment:  On the Effective Date, all Allowed 1.125L Notes Claims will be reinstated in the principal amount of $1 billion in accordance with section 1124(2) of the Bankruptcy Code and the 1.125L Notes Indenture and continued after the Effective Date in accordance with the terms of the 1.125L Notes Indenture; provided, that on the Effective Date the Debtors may, with the consent of the Initial Supporting Noteholders, deliver a notice of redemption with respect to or otherwise voluntarily prepay (including by way of tender offer), in accordance and in compliance with the terms of the 1.125L Notes Indenture, a portion of the 1.125L Notes Claims.

(b)           Impairment and Voting:  1.125L Notes Claims are Unimpaired.  Holders of Allowed 1.125L Notes Claims are not entitled to vote on the Plan.

4.5          Class 5:  1.25L Notes Claims.

(a)           Treatment:  On the Effective Date, all Allowed 1.25L Notes Claims will be reinstated in the principal amount of $500 million in accordance with section 1124(2) of the Bankruptcy Code and the 1.25L Notes Indenture and continued after the Effective Date in accordance with the terms of the 1.25L Notes Indenture; provided, that on the Effective Date the Debtors may, with the consent of the Initial Supporting Noteholders, deliver a notice of redemption with respect to or otherwise voluntarily prepay (including by way of tender offer), in accordance and in compliance with the terms of the 1.25L Notes Indenture, a portion of the 1.25L Notes Claims.

(b)           Impairment and Voting:  1.25L Notes Claims are Unimpaired.  Holders of Allowed 1.25L Notes Claims are not entitled to vote on the Plan.

4.6          Class 6:  Secured 1.5L Notes Claims.

(a)           Treatment:  On the Effective Date, each holder of an Allowed 1.5L Notes Claim will receive on account of the secured portion of such Allowed 1.5L Notes Claim, in full and final satisfaction of the secured portion of such Allowed 1.5L Notes Claim, its Pro Rata share of (i) 99.0% of the New Common Shares, subject to dilution by the Rights Offering Shares, the Backstop Commitment Premium, the Private Placement (if applicable), the Jeter Shares (if applicable), and the EIP Shares, and (ii) the right to participate in the Rights Offering in accordance with the Rights Offering Procedures.  On the Effective Date, the 1.5L Notes will be cancelled, released and extinguished and will be of no further force or effect except as set forth herein, whether surrendered for cancellation or otherwise.

(b)           Impairment and Voting:  Secured 1.5L Notes Claims are Impaired.  Holders of Allowed Secured 1.5L Notes Claims are entitled to vote on the Plan.

(c)           Allowance:  The Secured 1.5L Notes Claims shall be deemed Allowed on the Effective Date in the aggregate principal amount of approximately $[•].

4.7          Class 7:  Unsecured Claims.

(d)           Treatment:  On the Effective Date, holders of Allowed Unsecured Notes Claims, 1.5L Notes Deficiency Claims, and General Unsecured Claims will receive, in full and final satisfaction of such Claims, their Pro Rata share of 1.0% of the New Common Shares, subject to dilution by the Rights Offering Shares, the Backstop Commitment Premium, the Private Placement (if applicable), the Jeter Shares (if applicable), and the EIP Shares (the “Unsecured Shares”).  On the Effective Date, the Unsecured Notes Claims, 1.5L Notes Deficiency Claims and General Unsecured Claims will be cancelled, released, and extinguished and will be of no further force or effect, whether surrendered for cancellation or otherwise.

(e)           Impairment and Voting:  Allowed Unsecured Claims are Impaired.  Holders of Allowed Unsecured Claims are entitled to vote on the Plan.

4.8          Class 8:  Convenience Claims.

(a)           Treatment:  Except to the extent that a holder of an Allowed Convenience Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed Convenience Claim, each holder of an Allowed Convenience Claim will receive, on the later of (i) the Effective Date and (ii) the date on which such Convenience Claim becomes Allowed, or, in each case, as soon as reasonably practicable thereafter, the lesser of (a) payment in Cash of [10]% of such Allowed Convenience Claim, or (b) its Pro Rata share of the Convenience Claim Distribution Amount.  Allowed Convenience Claims shall not include interest from and after the Petition Date or include any penalty on such Claim.

(b)           Impairment and Voting:  Allowed Convenience Claims are Impaired.  Holders of Allowed Convenience Claims are entitled to vote on the Plan.

4.9          Class 9:  Intercompany Claims.

(a)           Treatment:  On or after the Effective Date, all Intercompany Claims shall be adjusted, reinstated, or discharged in the Company’s discretion, subject to the reasonable consent of the Initial Supporting Noteholders.

(b)           Impairment and Voting:  All Allowed Intercompany Claims are deemed Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Intercompany Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Intercompany Claims.

4.10        Class 10:  Subordinated Claims.

(a)           Treatment:  All Subordinated Claims, if any, shall be discharged, cancelled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Subordinated Claims will not receive any distribution on account of such Allowed Subordinated Claims.

(b)           Impairment and Voting:  Allowed Subordinated Claims are Impaired.  In accordance with section 1126(g) of the Bankruptcy Code, holders of Subordinated Claims are conclusively presumed to reject the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to Subordinated Claims.

4.11        Class 11:  Existing Parent Equity Interests.

(a)           Treatment:  Each holder of Allowed Existing Parent Equity Interests will receive its Pro Rata share of $500,000 in Cash.  On the Effective Date, Existing Parent Equity Interests will be cancelled, released, and extinguished and will be of no further force or effect, whether surrendered for cancellation or otherwise.

(b)           Impairment and Voting:  Existing Parent Equity Interests are Impaired.  Holders of Existing Parent Equity Interests are entitled to vote on the Plan.

4.12        Class 12:  Other Equity Interests.

(a)           Treatment:  Other Equity Interests will be cancelled, released, and extinguished and will be of no further force or effect, whether surrendered for cancellation or otherwise.  No holder of Other Equity Interests will receive a distribution.

(b)           Impairment and Voting:  Other Equity Interests are Impaired.  In accordance with section 1126(g) of the Bankruptcy Code, holders of Other Equity Interests are conclusively presumed to reject the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to Other Equity Interests.

4.13        Class 13:  Intercompany Interests.

(a)           Treatment:  Intercompany Interests are Unimpaired.  On the Effective Date, all Intercompany Interests shall, subject to the reasonable consent of the Initial Supporting Noteholders, be (i) cancelled (or otherwise eliminated) and receive no distribution under the Plan or (ii) reinstated.

(b)           Impairment and Voting:  Intercompany Interests are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Intercompany Interests are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Intercompany Interests.

4.14        Treatment of Vacant Classes.

Any Claim or Interest in a Class that is considered vacant under section 3.6 of the Plan shall receive no Plan Distribution.

ARTICLE V.                       MEANS FOR IMPLEMENTATION.

5.1          Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to section 363 and 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made on account of such Allowed Claim or Allowed Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Allowed Claims, Allowed Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Allowed Claims and Allowed Interests, and is fair, equitable, and reasonable.

5.2          Continued Corporate Existence; Effectuating Documents; Further Transactions.

(a)           Except as otherwise provided in the Plan, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the New Corporate Governance Documents or other applicable corporate governance documents.

(b)           On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law and the New Corporate Governance Documents or other applicable corporate governance documents, as such

Reorganized Debtor may determine is reasonable and appropriate, including, subject to the consent of the Initial Supporting Noteholders, causing:  (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter, and such action and documents are deemed to require no further action or approval (other than any requisite filings required under the applicable state, provincial and federal or foreign law).

(c)           On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including, subject to the consent of the Initial Supporting Noteholders:  (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Supplement and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation or formation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law; (iv) the Restructuring Transactions; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including, making filings or recordings that may be required by applicable law.

5.3          Corporate Action.

(a)           Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (a) the assumption of executory contracts and unexpired leases as provided herein, (b) the selection of the managers, directors, or officers for the Reorganized Debtors, (c) the distribution of the New Common Shares, (d) the entry into or execution of the Exit Facility Documents, (e) entry into the Shareholder Agreement by the Reorganized Debtors and the holders of New Common Shares, and (f) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case in accordance with and subject to the terms hereof.  All matters provided for in the Plan involving the corporate or limited liability company structure of the Debtors or the Reorganized Debtors, and any corporate or limited liability company action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors.

(b)           On or (as applicable) before the Effective Date, the appropriate directors, officers, and managers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to, subject to the reasonable consent of the Initial Supporting Noteholders, issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan).  The authorizations and approvals contemplated by this Section 5.3 shall be effective notwithstanding any requirements under non-bankruptcy law.

5.4          Plan Funding.

Plan Distributions of Cash shall be funded from the Debtors’ Cash on hand as of the applicable date of such Plan Distribution and from the proceeds of the Rights Offering and the Exit Facility.

5.5          Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to and allowing holders of Claims to receive a distribution under the Plan, and except as otherwise set forth in the Plan, or in the Plan Supplement, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other documents evidencing any prepetition Claim or Interest (other than certain Intercompany Interests, the Reinstated Debt, the indentures governing the Reinstated Debt, the security documents governing or evidencing any security interests granted in favor of the holders of the Reinstated Debt or the collateral agents for the Reinstated Debt, the Intercreditor Agreements and the security interests with respect to the Prepetition RBL Facility which secure the Exit Facility that are not modified by the Plan) and any rights of any holder in respect thereof shall be deemed cancelled and of no force or effect.  The holders of or parties to such cancelled instruments, Securities, and other documentation shall have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan.  For the avoidance of doubt, the Debtors, the Reorganized Debtors, RBL Agent, DIP Agent, 1.5L Notes Trustees, the Unsecured Notes Trustees, and the Disbursing Agent may make post-Effective Date Distributions or take such other action to exercise their rights and discharge their obligations relating to the interests of the holders of such Claims in accordance with the Plan.

5.6          Cancellation of Certain Existing Security Interests.

Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents.

5.7          Officers and Boards of Directors.

(a)           On the Effective Date, the New Board shall consist of the number of directors as set forth in the Plan Supplement.  The Company’s chief executive officer shall serve as a member of the New Board.  The remaining members of the New Board shall be appointed by the Initial Supporting Noteholders in consultation with the Company and in accordance with the Plan Support Agreement and the Shareholder Agreement.  The composition of the boards of directors or managers, as applicable, of each Reorganized Debtor shall be identified no later than the Confirmation Hearing or otherwise in accordance with section 1129(a)(5) of the Bankruptcy Code.

(b)           Except as otherwise provided in the Plan Supplement, the officers of the respective Reorganized Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of each of the respective Reorganized Debtors on and after the Effective Date.  After the Effective Date, the selection of officers of the Reorganized Debtors shall be as provided by their respective organizational documents.

(c)           Except to the extent that a member of the board of directors or managers, as applicable, of a Debtor continues to serve as a director or manager of such Reorganized Debtor on the Effective Date, the members of the board of directors or managers, as applicable, of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director or manager shall be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date.  Commencing on the Effective Date, each of the directors or managers, as applicable, of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

5.8          Employee Incentive Plan.

On the Effective Date, the Employee Incentive Plan and the Emergence Awards (as defined in the EIP Term Sheet annexed as Exhibit A-2 to the Plan Support Agreement) will become effective.  All awards issued under the Employee Incentive Plan will be dilutive of all other New Common Shares issued pursuant to the Plan.

5.9          Authorization, Issuance, and Delivery of New Common Shares.

On the Effective Date, Reorganized EP Energy is authorized to issue or cause to be issued and shall issue the New Common Shares for distribution in accordance with the terms of the Plan without the need for any further corporate or shareholder action.  All of the New Common Shares, issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable.  Reorganized EP Energy’s New Corporate Governance Documents shall have provided for sufficient shares of authorized New Common Shares to effectuate the issuance of New Common Shares contemplated by the Plan, including the Rights Offering, the Backstop Commitment Agreement, and the Employee Incentive Plan, and Reorganized EP Energy shall issue or reserve for issuance a sufficient number of shares of New Common Shares to effectuate such issuances.

Any New Common Shares issued to a holder of a Claim against any Debtor that is a subsidiary of EP Energy shall be treated as (i) a contribution of cash by Reorganized EP Energy to the applicable Debtor in the amount equal to the fair market value of such New Common Shares, followed by (ii) the issuance of New Common Shares by Reorganized EP Energy to the applicable Debtor in return for such cash, followed by (iii) the transfer of the New Common Shares by the applicable Debtor to the applicable holder of a Claim against such subsidiary Debtor.

5.10        Exit Credit Agreement.

On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, and enter into the Exit Credit Agreement without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or omission under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the holders of Claims or Interests.  The Exit Credit Agreement shall constitute legal, valid, binding and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with its terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, the Plan or the Confirmation Order.  The financial accommodations to be extended pursuant to the Exit Facilities Documents are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

On the Effective Date, (a) all letters of credit issued under the Prepetition RBL Credit Agreement, shall be deemed issued or reissued, as applicable, under the Exit Credit Agreement in accordance with the terms and conditions of the Exit Credit Agreement, (b) all Liens and security interests granted pursuant to, or in connection with, the Exit Credit Agreement shall (i) be reaffirmed and ratified by the applicable Reorganized Debtors and continue in full force and effect pursuant to the Exit Credit Agreement, and (ii) be deemed granted by the Reorganized Debtors pursuant to the Exit Credit Agreement, (c) all Liens and security interests granted pursuant to, or in connection with the Exit Credit Agreement, as applicable, (including any Liens and security interests granted on the Assets) shall (i) be valid, binding, perfected, enforceable Liens and security interests in the property described in the Exit Credit Agreement and the other “Loan Documents” (as defined therein), with the priorities established in respect thereof under applicable non-bankruptcy law and the applicable Intercreditor Agreements, and (ii) not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under any applicable law, the Plan, or the Confirmation Order.

The Reorganized Debtors and the Persons granted Liens and security interests under the Exit Facilities are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.11        Rights Offering.

(a)           Terms.  Following approval by the Bankruptcy Court of the Rights Offering Procedures, the Debtors will commence the Rights Offering in accordance therewith and, on the Effective Date, the Debtors shall consummate the Rights Offering, in each case subject to the terms and conditions of the Plan Support Agreement, the Backstop Agreement, and any consents or approvals required under each of the foregoing, including the consent of the Initial Supporting Noteholders.  The Rights Offering shall be backstopped in an amount equal to

$[463] million ($[138] million of which shall be funded through the exchange of $[138] million in aggregate principal amount of Reinstated 1.25L Notes held by the Backstop Parties on the terms set forth in the Backstop Commitment Agreement) by the Backstop Parties in accordance with and subject to the terms and conditions of the Rights Offering Procedures and the Backstop Agreement.  The right to participate in the Rights Offering may not be sold, transferred, or assigned, except in the circumstances described in the Backstop Commitment Agreement.  The overall percentage of New Common Shares being issued in the Rights Offering, in each case subject to dilution by the Jeter Shares (if applicable) and the EIP Shares, is approximately [76.2%-78.0%], consisting of (i) approximately 55.6% in the case of Rights Offering Shares purchased for cash and (ii) approximately [20.6%-22.4%] in the case of Rights Offering Shares purchased for Reinstated 1.25L Notes.  For the avoidance of doubt, the Company shall pay all accrued but unpaid interest, including any stub interest, in Cash to the holders of the Reinstated 1.25L Notes that are exchanged in connection with the Rights Offering.

(b)           Purpose.  On the Effective Date, the proceeds of the Rights Offering may be used:  (i) to pay down a portion of the DIP Facility and the Prepetition RBL Facility; (ii) pay all reasonable and documented Restructuring Expenses; (iii) fund Plan Distributions, case administration expenses, and exit costs; and (iv) provide the Reorganized Debtors with additional liquidity for working capital and general corporate purposes.

(c)           Backstop Commitment.  In accordance with the Backstop Commitment Agreement and subject to the terms and conditions thereof, each of the Backstop Parties has agreed, severally but not jointly, to purchase for Cash or in exchange for Reinstated 1.25L Notes, on or prior to the Effective Date, its respective Backstop Commitment Percentage (as defined in the Backstop Commitment Agreement) of the New Common Shares.

(d)           Backstop Commitment Premium.  As consideration for providing the backstop commitment for the Rights Offering, on the Effective Date, the Backstop Commitment Premium shall be allocated among the Backstop Parties in accordance with the Backstop Commitment Agreement.

5.12        Intercompany Interests; Corporate Reorganization.

On the Effective Date and without the need for any further corporate action or approval of any board of directors, board of managers, managers, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Intercompany Interests shall be deemed to be in full force and effect.

5.13        Restructuring Transactions.

On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may take all actions consistent with the Plan, the Confirmation Order and the Plan Support Agreement, including the reasonable consent of the Initial Supporting Noteholders, as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Plan.

5.14        Restructuring Expenses.

The outstanding Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (whether incurred prepetition or postpetition) shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of the Backstop Commitment Agreement, and without the need for any further notice or approval by the Bankruptcy Court or otherwise.  All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date (or such shorter period as the Debtors may agree); provided, that such estimate shall not be considered an admission or limitation with respect to such Restructuring Expenses.  On the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.

5.15        Indenture Trustee Expenses.

On the Effective Date, and without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, shall distribute Cash to the Indenture Trustees in an amount equal to the Indenture Trustee Fees and Expenses without a reduction to recoveries to holders of the Secured Notes; provided that the Indenture Trustees shall provide the Debtors with the invoices (subject to redaction to preserve attorney-client privilege) for which they seek payment no later than fifteen (15) days prior to the Effective Date.  If the Debtors dispute any Indenture Trustee Fees and Expenses, the Debtors shall (i) pay the undisputed portion of the Indenture Trustee Fees and Expenses, (ii) notify the Indenture Trustees with respect to any disputed portion of the Indenture Trustee Fees and Expenses within ten (10) days after presentation of the invoices by the Indenture Trustees, and (iii) escrow the amount of any disputed portion of the Indenture Trustee Fees and Expenses pending any resolution.  Upon such notification, the applicable Indenture Trustee may submit such dispute for resolution by the Bankruptcy Court.  For the avoidance of doubt, nothing herein affects the Indenture Trustees’ rights to exercise their respective Indenture Trustee Charging Liens pursuant to the terms of the applicable Indentures.

To the extent the Indenture Trustees provide services or incur costs or expenses, including professional fees, related to or in connection with the Plan, the Confirmation Order or the Indentures after the Effective Date, such Indenture Trustee shall be entitled to receive from the Reorganized Debtors, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred with such services. The payment of such compensation and expenses will be made promptly or as otherwise agreed to by the applicable Indenture Trustee and the Reorganized Debtors.

5.16        Private Company

The Reorganized Debtors shall take the steps necessary to be a private company that is not listed on a national securities exchange and without Exchange Act reporting obligations upon emergence or as soon as possible thereafter in accordance with the SEC rules; provided, that from and after the Effective Date, Reorganized EP Energy shall be required to provide (via separate agreement or in its organizational documents) to its shareholders such audited annual and unaudited quarterly financial statements for such periods, with such statements being prepared in accordance with U.S. GAAP on a private company basis (for the avoidance of doubt, no SAS 100 review or compliance with any other requirement of Regulation S-X under the Securities Act is required in connection with the delivery of the required financial statements).

ARTICLE VI.                      DISTRIBUTIONS.

6.1          Distributions Generally.

The Disbursing Agent shall make all Plan Distributions to the appropriate holders of Allowed Claims and Allowed Interests in accordance with the terms of the Plan.

6.2          No Postpetition Interest on Claims.

Except as otherwise specifically provided for in this Plan, the Confirmation Order, or another order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

6.3          Date of Distributions.

Unless otherwise provided in the Plan, any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as soon thereafter as is practicable; provided, however, that the Reorganized Debtors may, with the consent of the Initial Supporting Noteholders, implement periodic distribution dates to the extent they determine them to be appropriate.

6.4          Distribution Record Date.

(a)           As of the close of business on the Distribution Record Date, the various lists of holders of Claims in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims after the Distribution Record Date.  Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of a Claim occurring after the close of business on the Distribution Record Date.  In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease and the Initial Supporting Noteholders, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

(b)           Notwithstanding anything in the Plan to the contrary, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors and the Reorganized Debtors, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with holders of

Claims in each Class to the extent consistent with the customary practices of DTC used in connection with such distributions.  All New Common Shares to be distributed under the Plan shall be issued in the names of such holders or their nominees in accordance with DTC’s book-entry exchange procedures or on the books and records of a transfer agent; provided, that such New Common Shares will only be issued in accordance with DTC book-entry procedures if the same are permitted to be held through DTC’s book-entry system and the Reorganized Debtors, in their sole discretion, deems such method of distribution advisable.

6.5          Distributions after Effective Date

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.6          Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on and after the Effective Date as provided herein.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.  The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’ or Reorganized Debtors’ books and records.  The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in section 6.17 of the Plan.

6.7          Delivery of Distributions.

Subject to section 6.4(b) of the Plan, the Disbursing Agent shall issue or cause to be issued, the applicable consideration under the Plan and, subject to Bankruptcy Rule 9010, shall make all distributions to any holder of an Allowed Claim as and when required by the Plan at:  (a) the address of such holder on the books and records of the Debtors or their agents; or (b) at the address in any written notice of address change delivered to the Debtors or the Disbursing Agent, including any addresses included on any transfers of Claim filed pursuant to Bankruptcy Rule 3001.  In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the Disbursing Agent has been notified of the then-current address of such holder, at which time or as soon thereafter as reasonably practicable such distribution shall be made to such holder without interest.

Distributions of the New Common Shares will be made through the facilities of DTC in accordance with DTC’s customary practices; provided, that the New Common Shares are permitted to be held through DTC’s book-entry system; provided, further, that to the extent that the New Common Shares are not eligible for distribution in accordance with DTC’s customary practices, the Reorganized Debtors will take such reasonable actions as may be required to cause distributions of the New Common Shares under the Plan.  No distributions will be made other than through DTC if the New Common Shares are permitted to be held through

DTC’s book entry system. Any distribution that otherwise would be made to any holder eligible to receive a distribution who does not own or hold an account eligible to receive a distribution through DTC on a relevant distribution date will be forfeited.  For the avoidance of doubt, DTC shall be considered a single holder for purposes of distributions.

6.8          Unclaimed Property.

One year from the later of:  (a) the Effective Date and (b) the date that is ten Business Days after the date a Claim is first Allowed, all distributions payable on account of such Claim shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all claims of any other Person (including the holder of a Claim in the same Class) to such distribution shall be discharged and forever barred.  The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

6.9          Satisfaction of Claims.

Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

6.10        Manner of Payment under Plan.

Except as specifically provided herein, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.11        Fractional Shares and De Minimis Cash Distributions.

No fractional New Common Shares shall be distributed.  When any distribution would otherwise result in the issuance of a number of New Common Shares that is not a whole number, the New Common Shares subject to such distribution shall be rounded to the next higher or lower whole number as follows:  (a) fractions equal to or greater than 1/2 shall be rounded to the next higher whole number, and (b) fractions less than 1/2 shall be rounded to the next lower whole number.  The total number of New Common Shares to be distributed on account of Allowed Secured 1.5L Notes Claims, Allowed Unsecured Claims, the Rights Offering, the Backstop Commitment Premium, the Private Placement (if applicable), Jeter Shares (if applicable), and EIP Shares shall be adjusted as necessary to account for the rounding provided for herein.  No consideration shall be provided in lieu of fractional shares that are rounded down.  Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) New Common Share or $100.00 in Cash.  Fractional New Common Shares that are not distributed in accordance with this section shall be returned to, and ownership thereof shall vest in, Reorganized EP Energy.

6.12        No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, Plan Distributions in excess of the Allowed amount of such Claim (plus any postpetition interest on such Claim solely to the extent permitted by Section 6.2 of the Plan).

6.13        Allocation of Distributions between Principal and Interest.

Except as otherwise required by law, consideration received in respect of an Allowed 1.5L Notes Claim or Allowed Unsecured Claim is allocable first to the principal amount of the Claim (as determined for U.S. federal income tax purposes) and then, to the extent of any excess, to the remainder of the Claim, including any Claim for accrued but unpaid interest.

6.14        Exemption from Securities Laws.

(a).          The issuance of and the distribution under this Plan of the New Common Shares pursuant to Sections 4.6(a) and 4.7(a) of this Plan shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws to the fullest extent permitted by section 1145 of the Bankruptcy Code.  These securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code.  In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

(b).          The offer, issuance, and distribution of each of the Subscription Rights and the New Common Shares issuable upon the exercise thereof and the New Common Shares to Eligible Offerees pursuant to the Rights Offering, and to the Backstop Parties under the Backstop Commitment Agreement (including the New Equity Interests comprising the Backstop Commitment Premium), are being made in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act.  Such securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act.

6.15        Setoffs and Recoupments.

Each Reorganized Debtor, or such entity’s designee as instructed by such Reorganized Debtor, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, offset or recoup against any Allowed Claim, other than the 1.5L Notes Claims, and the distributions to be made pursuant to the Plan on account of such Allowed Claim any and all claims, rights, and Causes of Action that a Reorganized Debtor or its successors may hold against the holder of such Allowed Claim after the Effective Date to the extent such setoff or recoupment is either (a) agreed in amount among the relevant Reorganized Debtor(s), with the consent of the Initial Supporting Noteholders, and holder of the Allowed Claim or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Reorganized Debtor or its successor or assign may possess against such holder.

6.16        Rights and Powers of Disbursing Agent.

(a)           Powers of Disbursing Agent.  The Disbursing Agent shall be empowered to:  (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all applicable distributions or payments provided for under the Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to the Plan or (B) as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

(b)           Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.17        Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Reorganized Debtors and any other distributing party shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all Plan Distributions shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash Plan Distribution that is subject to withholding, the distributing party may request a holder of an Allowed Claim or Interest to complete and return a Form W-8 or W-9, as applicable to each such holder, and any other applicable forms.  If such form is requested and not submitted to the distributing party within 10 days of the request, the distributing party may, in its discretion, either (a) withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax, or (b) require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution.  If such form is requested and submitted to the distributing party within 10 days of the request, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax; provided that, the distributing party shall first notify the intended recipient of such contemplated sale and offer the intended recipient a reasonable opportunity to provide sufficient Cash to satisfy such withholding tax in lieu of such sale.  The distributing party shall have the right, but not the obligation, not to make a Plan Distribution until its withholding obligation is satisfied pursuant to the preceding sentences.  If an intended recipient of a non-Cash Plan Distribution has agreed to provide the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this section and such person fails to comply before the date that is 180 days after the request is made, the amount of such Plan Distribution that was not distributed shall irrevocably revert to the applicable Reorganized Debtor and such Claim in respect of such Plan Distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.  Any amounts withheld pursuant to the Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.  The distributing party may require a holder of an Allowed Claim or Interest to complete and return a Form W-8 or W-9, as applicable to each such holder, and any other applicable forms.

Notwithstanding the above, each holder of an Allowed Claim or Interest that is to receive a Plan Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

ARTICLE VII.                    PROCEDURES FOR DISPUTED CLAIMS.

7.1          Allowance of Claims.

Except as expressly provided in the Plan, the Claims Resolution Procedures, or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or a Final Order, including the Confirmation Order (when it becomes a Final Order), Allowing such Claim.  On and after the Effective Date, each of the Debtors or the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim immediately before the Effective Date.

7.2          Claims Objections.

Except insofar as a Claim is Allowed under the Plan, the Debtors or the Reorganized Debtors, as applicable, shall be entitled to object to Claims.  Except as otherwise expressly provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors shall have the authority (i) to file, withdraw, or litigate to judgment objections to Claims; (ii) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) to administer and adjust the Debtors’ claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court, in accordance with the Claims Resolution Procedures, in each case subject to the reasonable consent of the Initial Supporting Noteholders.

7.3          Estimation of Claims.

Before or after the Effective Date, the Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection, in each case subject to the reasonable consent of the Initial Supporting Noteholders.  In the event that the Bankruptcy Court estimates any Disputed, contingent, or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation of the amount of such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder has filed a motion requesting the right to seek such reconsideration on or before 21 days after the date on which such Claim is estimated.

7.4          Adjustment to Claims Register Without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the claims register by the Debtors or Reorganized Debtors upon stipulation between the parties in interest without a Claims objection having to be filed and without any further notice or action, order, or approval of the Bankruptcy Court.

7.5          Time to File Objections to Claims.

Any objections to a Claim shall be filed on or before the date that is the later of (i) 180 days after the Effective Date and (ii) such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion by the Reorganized Debtors, as such deadline may be extended from time to time.

7.6          Disallowance of Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors.

7.7          Amendments to Claims.

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court, and the Reorganized Debtors.

7.8          No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.9          Disputed Claims Reserve.

(a)           There shall be withheld from the New Common Shares (which withheld New Common Shares shall not be issued by Reorganized EP Energy until such time as the respective Disputed Claims are resolved) to be distributed to holders of Allowed Unsecured Claims an amount of New Common Shares that would be distributable to Disputed Unsecured Claims had such Disputed Claims been Allowed on the Effective Date, together with all earnings thereon (net of any expenses relating thereto, including any taxes imposed thereon or otherwise payable by the Disputed Claims Reserve).  The Debtors intend to seek a determination, subject to the reasonable consent of the Initial Supporting Noteholders, by the Bankruptcy Court of the estimated amount (either on an individual or aggregate basis) of Disputed Unsecured Claims for purposes of determining the amount of New Common Shares attributable to such Disputed Claims.  To the extent any dividends would have been payable on any withheld New Common Shares had such New Common Shares been issued and distributed on the Effective Date, an amount equal to such dividends shall be held by Reorganized EP Energy for the benefit of (i) holders of Disputed Unsecured Claims against any of the Debtors whose Claims are subsequently Allowed and (ii) holders of Allowed Unsecured Claims (including holders of Disputed Unsecured Claims that are subsequently Allowed).

(b)           To the extent applicable, there shall also be withheld Cash from the Convenience Claim Distribution Amount in an amount that would be distributable to any Disputed Convenience Claims had such Disputed Claims been Allowed on the Effective Date, together with all earnings thereon (net of any expenses relating thereto, including any taxes imposed thereon or otherwise payable by the Disputed Claims Reserve).

(c)           Subject to definitive guidance from the Internal Revenue Service (the “IRS”) or a court of competent jurisdiction to the contrary, or the receipt of a determination by the IRS, the Disbursing Agent shall treat any cash and other property (other than the New Common Stock) held in the Disputed Claims Reserve as held by a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 and to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  For the avoidance of doubt, New Common Stock which is not issued and outstanding until Disputed Claims are resolved and such New Common Stock can be immediately issued and distributed to the applicable claimant, shall not be treated as held by a disputed ownership fund for U.S. federal income tax purposes.  All parties (including, without limitation, the Debtors, the Reorganized

Debtors, the Disbursing Agent and the holders of Disputed Claims) will be required to report for tax purposes consistently with the foregoing.

(d)           The Disbursing Agent shall hold in the Disputed Claims Reserve all payments and other distributions made on account of, as well as any obligations arising from, property held in the Disputed Claims Reserve, to the extent that such property continues to be so held at the time such distributions are made or such obligations arise, and such dividends, payments, or other distributions shall be held for the benefit of (i) holders of Disputed Unsecured Claims against any of the Debtors whose Claims are subsequently Allowed, (ii) holders of Disputed Convenience Claims against any of the Debtors whose Claims are subsequently Allowed, as applicable, and (iii) other parties entitled thereto hereunder.  The Disbursing Agent shall be responsible for payment, out of the assets of the Disputed Claims Reserve, of any taxes imposed on the Disputed Claims Reserve or its assets.  In the event, and to the extent, any Cash in the Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets of the Disputed Claims Reserve (including any income that may arise upon the distribution of the assets in the Disputed Claims Reserve), assets of the Disputed Claims Reserve may be sold to pay such taxes.

(e)           To the extent that a Disputed Unsecured Claim becomes an Allowed Claim after the Effective Date, the Disbursing Agent shall distribute to the holder thereof the distribution, if any, of the New Common Shares, which Reorganized EP Energy shall issue to the Disbursing Agent (together with any amounts held on account of dividends on such withheld New Common Shares) out of the Disputed Claims Reserve, to which such holder is entitled hereunder.  To the extent that a Disputed Convenience Claim becomes an Allowed Claim after the Effective Date, the Disbursing Agent shall distribute to the holder thereof the distribution, if any, of Cash to which such holder is entitled hereunder out of the Disputed Claims Reserve.  No interest shall be paid with respect to any Disputed Convenience Claim or any Disputed Unsecured Claim that becomes an Allowed Claim after the Effective Date.

(f)            In the event the remaining withheld New Common Shares attributable to Disputed Unsecured Claims are insufficient to satisfy all the Disputed Unsecured Claims that have become Allowed, such Disputed Unsecured Claims shall be satisfied Pro Rata from such remaining New Common Shares.  After all New Common Shares have been distributed, no further distributions shall be made in respect of Disputed Unsecured Claims.  At such time as all Disputed Unsecured Claims have been resolved, any remaining withheld New Common Shares issued in the Disputed Claims Reserve shall be released from the Disputed Claims Reserve for distribution in accordance with Section 4.7 hereof.

(g)           In the event the remaining withheld Cash from the Convenience Claim Distribution Amount is insufficient to satisfy all the Disputed Convenience Claims that have become Allowed, such Disputed Convenience Claims shall be satisfied Pro Rata from such remaining Cash.  After all Cash has been distributed, no further distributions shall be made in respect of Disputed Convenience Claims.  At such time as all Disputed Claims have been resolved, any remaining withheld Cash from the Convenience Claim Amount issued in the Disputed Claims Reserve shall be revert to the Reorganized Debtors.

7.10        Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as practicable after the date on which the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required by the Bankruptcy Code.

7.11        Claims Resolution Procedures Cumulative.

All of the Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by the Claims Resolution Procedures.

ARTICLE VIII.                  EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1          General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed, unless such contract or lease (i) was previously assumed, assumed and assigned, or rejected by the Debtors, pursuant to a Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject filed by the Debtors on or before the Confirmation Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts, which shall be acceptable to the Initial Supporting Noteholders. The assumption of executory contracts and unexpired leases hereunder may include, subject to the consent of the Initial Supporting Noteholders, the assignment of certain such contracts.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

To the maximum extent permitted by law, to the extent any provision in any executory contract or unexpired lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such executory contract or unexpired lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such executory contract or unexpired lease or to exercise any other default-related rights with respect thereto.

The Debtors reserve the right, on or before 5:00 p.m. (prevailing Central Time) on the Business Day immediately before the Confirmation Hearing, or such earlier time as may be agreed in writing between the Debtors and the applicable counterparty, to amend the Schedule of Rejected Contracts, subject to the consent of the Initial Supporting Noteholders, to add or remove any executory contract or unexpired lease; provided that if the Confirmation Hearing is adjourned or continued, such amendment right shall be extended to 5:00 p.m. (prevailing Central Time) on the Business Day immediately before the rescheduled or continued Confirmation Hearing, and this proviso shall apply in the case of any and all subsequent adjournments and continuances of the Confirmation Hearing; provided, further that the Debtors may amend the Schedule of Rejected Contracts to add or delete any executory contracts or unexpired leases after such date to the extent agreed with the relevant counterparties and subject to the consent of the Initial Supporting Noteholders.

8.2          Determination of Cure Amounts and Deemed Consent.

(a)           The Debtors shall file, as part of the Plan Supplement, the Schedule of Rejected Contracts, which shall be acceptable to the Initial Supporting Noteholders.

(b)           The Debtors shall serve a Cure Notice, which shall be reasonably acceptable to the Initial Supporting Noteholders, on parties to executory contracts and unexpired leases no later than thirty (30) days prior to the Confirmation Hearing in accordance with the order approving the Disclosure Statement.  If a counterparty to any executory contract or unexpired lease that the Debtors or Reorganized Debtors, as applicable, intend to assume or assume and assign does not receive such a notice, the proposed Cure Amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0).

(c)           Any counterparty to an executory contract or unexpired lease shall have the time prescribed by the order approving the Disclosure Statement to object to the proposed assumption, assumption and assignment, or related Cure Amount listed on the Cure Notice.

(d)           The Bankruptcy Court will determine any Assumption Dispute by entry of an order; provided, that the Debtors or the Reorganized Debtors, as applicable, may settle any Assumption Dispute with the reasonable consent of the Initial Supporting Noteholders, and without any further notice to any other party or any action, order, or approval of the Bankruptcy Court; provided, further, that where an Assumption Dispute relates solely to the applicable Cure Amount, the Debtors may with the reasonable consent of the Initial Supporting Noteholders assume and/or assume and assign the applicable executory contract or unexpired lease prior to the resolution of such Assumption Dispute.  If there is an Assumption Dispute, the Debtors reserve the right to reject or nullify the assumption or assignment of the applicable executory contract or unexpired lease no later than thirty (30) days after an order of the Bankruptcy Court resolving such Assumption Dispute becomes a Final Order.

8.3          Payments Related to Assumption of Contracts and Leases.

(a)           Any Cure Amounts shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code by payment of the Cure Amount as reflected in the applicable Cure Notice, in Cash on the Effective Date, subject to the limitations described in Section 8.2, or on such other terms as the parties to such executory contracts or unexpired leases and the Debtors may otherwise agree. If no Cure Amount is reflected in the applicable Cure Notice, no Cure Amount shall be deemed to be owing, unless otherwise ordered by the Bankruptcy Court.

(b)           Assumption or assumption and assignment of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims against any Debtor or defaults by any Debtor, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the date that the Debtors assume or assume and assign such executory contract or unexpired lease.  Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, upon the assumption of such executory contract or unexpired lease.

8.4          Rejection Damages Claims.

Any counterparty to a contract or lease that is identified on the Schedule of Rejected Contracts or is otherwise rejected by the Debtors must file and serve a proof of Claim on the applicable Debtor that is party to the contract or lease to be rejected no later than thirty (30) days after the later of (a) the Confirmation Date or (b) the effective date of rejection of such executory contract or unexpired lease.

8.5          Survival of the Debtors’ Indemnification Obligations.

Notwithstanding anything in the Plan (including Section 10.3 of the Plan), any Indemnification Obligation to indemnify current and former officers, directors, members, managers, agents, or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, members, managers, agents, or employees based upon any act or omission for or on behalf of the Debtors shall (i) remain in full force and effect, (ii) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (iii) not be limited, reduced or terminated after the Effective Date, and (iv) survive unimpaired and unaffected irrespective of whether such Indemnification Obligation is owed for an act or event occurring before, on or after the Petition Date, provided, that the Reorganized Debtors shall not indemnify officers, directors, members, or managers, as applicable, of the Debtors for any claims or Causes of Action that are not indemnified by such Indemnification Obligation. All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any claim based on the Debtors’ obligations under the Plan shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code.

8.6          Compensation and Benefit Plans.

All employment and severance agreements and policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees,

retirees, consultants, contractors, and non-employee directors, including all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, executory contracts under the Plan and, on the Effective Date, shall be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code and, in the case of certain employment agreements, effective as of the Effective Date, in accordance with Employment Agreement Term Sheet annexed as Exhibit A-3 to the Plan Support Agreement.

8.7          Insurance Policies.

(a)           All insurance policies to which any Debtor is a party as of the Effective Date, including any D&O Policy, shall be deemed to be and treated as executory contracts and shall be assumed by the applicable Debtors or Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms.  All other insurance policies shall vest in the Reorganized Debtors.  Coverage for defense and indemnity under the D&O Policy shall remain available to all individuals within the definition of “Insured” in any D&O Policy.

(b)           In addition, after the Effective Date, all officers, directors, agents, or employees who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any D&O Policy (including any “tail” policy) for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in such policies.

(c)           In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Policy (including any “tail policy”) in effect as of the Petition Date, and any current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such D&O Policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date to the extent set forth in such policies.

8.8          Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instruments, or other document is listed in any notices of assumed contracts.

8.9          Reservation of Rights.

(a)           Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

(b)           Except as explicitly provided in the Plan, nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.

(c)           Nothing in the Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

(d)           If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under the Plan, the Debtors or Reorganized Debtors, as applicable, shall, subject to the consent of the Initial Supporting Noteholders, have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE IX.                     CONDITIONS PRECEDENT TO OCCURRENCE OF EFFECTIVE DATE.

9.1          Conditions Precedent to Confirmation.

The confirmation of the Plan shall not occur unless all of the following conditions precedent have been satisfied or waived in accordance with Section 9.3 of this Plan:

(a)           The Plan and the Plan Supplement are consistent with the Plan Support Agreement.

(b)           the Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Initial Supporting Noteholders; and

(c)           the Plan Support Agreement shall be in full force and effect and shall not have been terminated.

9.2          Conditions Precedent to Effective Date.

The Effective Date shall not occur unless all of the following conditions precedent have been satisfied or waived in accordance with Section 9.3 of this Plan:

(a)           the Plan Support Agreement shall be in full force and effect and shall not have been terminated;

(b)           the Backstop Commitment Agreement shall remain in full force and effect and shall not have been terminated, and the parties thereto shall be in compliance therewith;

(c)           the Bankruptcy Court shall have entered the Backstop Order, in form and substance acceptable to the Initial Supporting Noteholders, and such order shall not have been reversed, stayed, amended, modified, dismissed, vacated or reconsidered;

(d)           the Bankruptcy Court shall have entered the order approving the Disclosure Statement, in form and substance acceptable to the Initial Supporting Noteholders, and such order shall not have been reserved, stayed, amended, modified, dismissed, vacated or reconsidered;

(e)           the Rights Offering and, if applicable, the Private Placement, shall have been conducted, in all material respects, in accordance with the Backstop Order, the Rights Offering Procedures, the Backstop Commitment Agreement, and any other relevant transaction documents;

(f)            the Definitive Documents (as defined in the Plan Support Agreement) will contain terms and conditions consistent in all material respects with the Plan Support Agreement (including all exhibits thereto) and shall otherwise be satisfactory or reasonably satisfactory, as applicable, in form and substance to the Initial Supporting Noteholders;

(g)           the final version of the Plan, Plan Supplement, and all of the schedules, documents and exhibits contained therein, and all other schedules, documents, supplements, and exhibits to the Plan shall be consistent with the Plan Support Agreement, and in form and substance acceptable to the Initial Supporting Noteholders;

(h)           the Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Initial Supporting Noteholders, and such order shall not have been reserved, stayed, amended, modified, dismissed, vacated or reconsidered;

(i)            the Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Debtors on or prior to the Effective Date;

(j)            the Restructuring to be implemented on the Effective Date shall be consistent with this Plan and the Plan Support Agreement;

(k)           the Reinstated Debt shall have been reinstated, or shall have been given such other treatment (as applicable), in accordance with Sections 4.4and 4.5 hereof;

(l)            all conditions precedent to the effectiveness of the Exit Facility shall have been satisfied or waived, and the Exit Facility, including all documentation related thereto, shall be in form and substance satisfactory to the Initial Supporting Noteholders and the Company;

(m)          the New Corporate Governance Documents shall be in full force and effect and in form and substance satisfactory to the Initial Supporting Noteholders;

(n)           the Registration Rights Agreement shall have been executed and delivered by the Company, shall otherwise have become effective with respect to the Supporting Noteholders and the other parties thereto, and shall be in full force and effect;

(o)           the Debtors shall have obtained all material authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan, including Bankruptcy Court approval, and each of the other transactions contemplated by the Restructuring, and such material authorizations, consents, regulatory approvals, rulings, or documents shall not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable regulatory waiting periods shall have expired;

(p)           all waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by the Backstop Commitment Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by the Backstop Commitment Agreement shall have been obtained; and

(q)           all Restructuring Expenses to the extent invoiced at least three (3) Business Days before the Effective Date shall have been paid in full by the Debtors in accordance with the Backstop Commitment Agreement.

9.3          Waiver of Conditions Precedent.

(a)           Each of the conditions precedent to the occurrence of the Effective Date may be waived in writing by the Debtors and the Initial Supporting Noteholders without leave of or order of the Bankruptcy Court.  If any such condition precedent is waived pursuant to this section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied, the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge the Plan in any court.  If the Plan is confirmed for fewer than all of the Debtors, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur.

(b)           Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action.  For the avoidance of doubt, the rendering of the Reinstated 1.25L Notes as unimpaired pursuant to Section 1124(2) of the Bankruptcy Code shall be deemed to occur immediately prior to the consummation of the Rights Offering.

(c)           The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4          Effect of Failure of a Condition.

If the conditions listed in Section 9.2 of the Plan are not satisfied or waived in accordance with Section 9.3 of the Plan on or before the termination of the Plan Support Agreement, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Person, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any of the other Supporting Noteholders, or any other Person.

ARTICLE X.                       EFFECT OF CONFIRMATION.

10.1        Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, on and after the entry of the Confirmation Order, the provisions of the Plan shall bind every holder of a Claim against or Interest in any Debtor and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is Impaired under the Plan and whether such holder has accepted the Plan.

10.2        Vesting of Assets.

Except as otherwise provided in the Plan, the Confirmation Order or any Plan Supplement, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Assets of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors or the Reorganized Debtors during the Chapter 11 Cases or under or in connection with the Plan shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, and interests.  Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) and Causes of Action without notice to, supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order.  Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.3        Discharge of Claims Against and Interests in Debtors.

Upon the Effective Date, except as otherwise expressly provided in the Plan or in the Confirmation Order, the distributions, rights and treatment to be made under the Plan, shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their Assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a proof of claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan.  Any default or “event of default” by the Debtors or affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

Each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Interest, and any affiliate of such holder,  shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor

10.4        Pre-Confirmation Injunctions and Stays.

Unless otherwise provided in the Plan or a Final Order of the Bankruptcy Court, all injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of the Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.  The Final Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Stock of Debtors (ECF No. 313) shall remain in full force and effect following the Effective Date with respect to the Existing Parent Equity Interests and Other Equity Interests.

10.5        Injunction against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Interests and all other parties in interest, along with their respective present and former affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date.

10.6        Plan Injunction.

(a)           Except as otherwise provided in the Plan or in the Confirmation Order, as of the entry of the Confirmation Order but subject to the occurrence of the Effective Date, all Persons who have held, hold, or may hold Claims or Interests, and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, are, with respect to any such Claim or Interest, permanently enjoined after the entry of the Confirmation Order from: (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, or an Estate or the property of any of the foregoing, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (i) or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, or an Estate or its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (ii) or any property of any such transferee or successor; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, or an Estate or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (iii) or any property of any such transferee or successor; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, that nothing contained in the Plan shall preclude such Persons who have held, hold, or may hold Claims against, or Interests in, a Debtor, a Reorganized Debtor, or an Estate from exercising their rights and remedies, or obtaining benefits, pursuant to and consistent with the terms of the Plan.

(b)           By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including the injunctions set forth in Section 10.6 of the Plan.

10.7        Releases.

(a)           RELEASES BY THE DEBTORS.  AS OF THE EFFECTIVE DATE, EXCEPT FOR THE RIGHTS AND REMEDIES THAT REMAIN IN EFFECT FROM AND AFTER THE EFFECTIVE DATE TO ENFORCE THE PLAN AND THE OBLIGATIONS CONTEMPLATED BY THE DEFINITIVE DOCUMENTS AND THE DOCUMENTS IN THE PLAN SUPPLEMENT, ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES WILL BE DEEMED CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED, BY THE DEBTORS, THE REORGANIZED DEBTORS, AND THE ESTATES, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES AND ANY AND ALL OTHER PERSONS THAT MAY PURPORT TO ASSERT ANY CAUSE OF ACTION DERIVATIVELY, BY OR THROUGH THE FOREGOING PERSONS, FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, AND CAUSES OF ACTION, LOSSES, REMEDIES, OR LIABILITIES WHATSOEVER (INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE ESTATES), WHETHER LIQUIDATED OR

UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN, OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENTS OR OTHERWISE THAT THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES, OR THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER PERSON, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE CHAPTER 11 CASES, THE RESTRUCTURING, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS BEFORE OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, PREPARATION, OR CONSUMMATION OF THE PLAN, THE PSA, THE DEFINITIVE DOCUMENTS AND THE DOCUMENTS IN THE PLAN SUPPLEMENT OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS RELATING THERETO, OR THE SOLICITATION OF VOTES WITH RESPECT TO THE PLAN, IN ALL CASES BASED UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

ENTRY OF THE CONFIRMATION ORDER BY THE BANKRUPTCY COURT SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE RELEASES IN SECTION 10.7(a) OF THE PLAN (the “DEBTOR RELEASES”), WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS UNDER THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASES ARE: (I) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, (II) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE RELEASED CLAIMS RELEASED BY THE DEBTORS, THE REORGANIZED DEBTORS AND THE ESTATES, (III) IN THE BEST INTERESTS OF THE DEBTORS, THE ESTATES AND ALL HOLDERS OF CLAIMS AND INTERESTS, (IV) FAIR, EQUITABLE AND REASONABLE, (V) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING, AND (VI) A BAR TO ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE ESTATES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.

(b)           RELEASES BY HOLDERS OF CLAIMS AND INTERESTS.  AS OF THE EFFECTIVE DATE, EXCEPT FOR THE RIGHTS AND REMEDIES THAT

REMAIN IN EFFECT FROM AND AFTER THE EFFECTIVE DATE TO ENFORCE THE PLAN AND THE OBLIGATIONS CONTEMPLATED BY THE DEFINITIVE DOCUMENTS, AND THE DOCUMENTS IN THE PLAN SUPPLEMENT, ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES WILL BE DEEMED CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED BY THE RELEASING PARTIES, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION WHATSOEVER (INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT, OR OTHERWISE BY STATUTE, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, THAT SUCH HOLDERS OR THEIR ESTATES, AFFILIATES, HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS, ASSIGNS, MANAGERS, ACCOUNTANTS, ATTORNEYS, REPRESENTATIVES, CONSULTANTS, AGENTS, AND ANY OTHER PERSONS CLAIMING UNDER OR THROUGH THEM WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER PERSON, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES, THE CHAPTER 11 CASES, THE RESTRUCTURING, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING, THE RESTRUCTURING OF ANY CLAIMS OR INTERESTS BEFORE OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, PREPARATION, OR CONSUMMATION OF THE PLAN, THE PSA, THE DEFINITIVE DOCUMENTS AND THE DOCUMENTS IN THE PLAN SUPPLEMENT, OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, RELATING THERETO, OR THE SOLICITATION OF VOTES WITH RESPECT TO THE PLAN, IN ALL CASES BASED UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCES TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

ENTRY OF THE CONFIRMATION ORDER BY THE BANKRUPTCY COURT SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE RELEASES IN SECTION 10.7(B) OF THE PLAN (THE “THIRD-PARTY RELEASE”), WHICH INCLUDES, BY REFERENCE, EACH OF THE RELATED PROVISIONS AND DEFINITIONS UNDER THE PLAN, AND, FURTHERMORE, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD-PARTY RELEASE IS (I) CONSENSUAL, (II) ESSENTIAL TO THE CONFIRMATION OF THE PLAN, (III) GIVEN IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY

THE RELEASED PARTIES, (IV) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD-PARTY RELEASE, (V) IN THE BEST INTERESTS OF THE DEBTORS AND THEIR ESTATES, (VI) FAIR, EQUITABLE AND REASONABLE, (VII) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING, AND (VIII) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD-PARTY RELEASE.

(c)           Release of Liens.  Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document contemplated under or executed in connection with the Plan, including the Reinstated Debt and the Exit Facility Documents, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors.

10.8        Exculpation.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO EXCULPATED PARTY WILL HAVE OR INCUR, AND EACH EXCULPATED PARTY WILL BE RELEASED AND EXCULPATED FROM, ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH OR ARISING OUT OF THE ADMINISTRATION OF THE CHAPTER 11 CASES; THE NEGOTIATION AND PURSUIT OF THE DIP FACILITY, EXIT FACILITY, THE RIGHTS OFFERING, THE PRIVATE PLACEMENT, THE EMPLOYEE INCENTIVE PLAN, THE DISCLOSURE STATEMENT, THE PSA, THE RESTRUCTURING, AND THE PLAN (INCLUDING THE DEFINITIVE DOCUMENTS AND THE DOCUMENTS IN THE PLAN SUPPLEMENT), OR THE SOLICITATION OF VOTES FOR, OR CONFIRMATION OF, THE PLAN; THE FUNDING OF THE PLAN; THE OCCURRENCE OF THE EFFECTIVE DATE; THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN; THE ISSUANCE OF SECURITIES UNDER OR IN CONNECTION WITH THE PLAN; THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS; OR THE TRANSACTIONS IN FURTHERANCE OF ANY OF THE FOREGOING; OTHER THAN CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATED TO ANY ACT OR OMISSION OF AN EXCULPATED PARTY THAT CONSTITUTES INTENTIONAL FRAUD OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL ORDER, BUT IN ALL RESPECTS SUCH PERSONS WILL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN.  THE EXCULPATED PARTIES HAVE ACTED IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE

BANKRUPTCY CODE WITH REGARD TO THE SOLICITATION AND DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS WILL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN, INCLUDING THE ISSUANCE OF SECURITIES THEREUNDER.  THE EXCULPATION WILL BE IN ADDITION TO, AND NOT IN LIMITATION OF, ALL OTHER RELEASES, INDEMNITIES, EXCULPATIONS, AND ANY OTHER APPLICABLE LAW OR RULES PROTECTING SUCH EXCULPATED PARTIES FROM LIABILITY.

10.9        Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to the Plan, including the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in the Plan or the Confirmation Order.

10.10      Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments thereof under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

10.11      Retention of Causes of Action and Reservation of Rights.

Except as otherwise provided in the Plan, including Sections 10.5, 10.6, 10.7, 10.8 and 10.9, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.12      Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any entity based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation; or (d) the Restructuring.

10.13      Indemnification and Reimbursement Obligations.

For purposes of the Plan, (a) Indemnification Obligations to current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity prior to, on or subsequent to the Petition Date shall be assumed by the Reorganized Debtors and (b) Indemnification Obligations of the Debtors arising from services as current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity during the period from and after the Petition Date shall be Administrative Expense Claims.  In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any current and former directors’, officers’, members’, managers’, agents’ or employees’ insurance policies (including any “tail policy”) in effect as of the Petition Date, and all current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date to the extent set forth in such policies.

ARTICLE XI.                     RETENTION OF JURISDICTION.

11.1        Retention of Jurisdiction.

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

(a)           to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and any disputes over Cure Amounts resulting therefrom;

(b)           to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the entry of the Confirmation Order;

(c)           to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)           to ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan and the Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(e)           to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim;

(f)            to enter, implement, or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)           to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person or other Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)           to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)            to hear and determine all Fee Claims;

(j)            to resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(k)           to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or related to any of the foregoing;

(l)            to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, enforce, implement, execute, and consummate the Plan, including any release, exculpation, or injunction provisions set forth in the Plan, following the occurrence of the Effective Date;

(m)          to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)           to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(o)           to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(p)           to resolve any disputes concerning whether a Person or entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(q)           to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(r)            to recover all Assets of the Debtors and property of the Estates, wherever located;

(s)            to hear and determine matters related to the DIP Facilities and the Final DIP Order; and

(t)            to enter a final decree closing each of the Chapter 11 Cases.

ARTICLE XII.                    MISCELLANEOUS PROVISIONS.

12.1        Exemption from Certain Transfer Taxes.

Pursuant to and to the fullest extent permitted by section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under the Plan, (d) any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, (e) the grant of collateral under the Exit Credit Agreement and (f) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

12.2        Request for Expedited Determination of Taxes.

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.3        Dates of Actions to Implement Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day but shall be deemed to have been completed as of the required date.

12.4        Amendments.

(a)           Plan Modifications.  Subject to the terms and conditions of the Plan Support Agreement, the Backstop Agreement, and any consents or approvals required under each of the foregoing, including the consent of the Initial Supporting Noteholders, the Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Plan, the Debtors, with the consent of the Initial Supporting Noteholders, may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan, and any holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.  The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement in accordance with the terms of this Plan and the Plan Support Agreement through the Effective Date.

(b)             Certain Technical Amendments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court with the consent of the Initial Supporting Noteholders.

(c)             Notwithstanding anything to the contrary herein, any amendments or modifications to Section 9.2 of this Plan shall require the consent of the Initial Supporting Noteholders, and any change, modification, or amendment to the Plan that treats or affects any Supporting Noteholders in a manner that is materially and adversely disproportionate to the manner in which any other Supporting Noteholders are treated (after taking into account each of such Supporting Noteholders’ respective holdings in the Company and the recoveries contemplated by this Plan) shall require the written consent of such materially adversely and disproportionately affected Supporting Noteholders.

12.5        Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors.  If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person; (ii) prejudice in any manner the rights of such Debtor or any other Person; or (iii) constitute an admission of any sort by any Debtor or any other Person.

12.6        Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, subject to the consent of the Initial Supporting Noteholders, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation by the Bankruptcy Court, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with this section, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be) and (iii) nonseverable and mutually dependent.

12.7        Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Plan Supplement document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof (other than section 5-1401 and section 5-1402 of the New York General Obligations Law).

12.8        Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns.

12.9        Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each such Person.

12.10      Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.11      Computing Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth in the Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.12      Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including any other documents to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date) are incorporated into and are a part of the Plan as if set forth in full in the Plan.

12.13      Notices.

All notices, requests, and demands hereunder shall be in writing (including by facsimile or email transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

if to the Debtors or Reorganized Debtors:

EP ENERGY CORPORATION
1001 Louisiana Street
Houston, Texas 77002
Attn:  Jace D. Locke

– and –

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Attn:  Matthew S. Barr, Esq., Alfredo R. Pérez, Esq., Ronit Berkovich, Esq., and Scott Bowling, Esq.
Telephone:  (212) 310-8000
Facsimile:  (212) 310-8007

Attorneys for the Debtors

if to the Supporting Noteholders:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn:  Jeffrey Saferstein, Esq. (jsaferstein@paulweiss.com), Jacob Adlerstein, Esq. (jadlerstein@paulweiss.com), and Brian Bolin, Esq. (bbolin@paulweiss.com)
Telephone:  (212) 373-3000
Facsimile:  (212) 757-3990

Attorneys for Apollo

–and–

Milbank LLP
55 Hudson Yards
New York, NY 10001-2163
Attn:  Gerald Uzzi, Esq. (guzzi@milbank.com), Eric Stodola, Esq. (estodola@milbank.com), and Parker Milender, Esq. (pmilender@milbank.com)
Telephone:  (212) 530-5000
Facsimile:  (212) 530-5219

Attorneys for Elliott

–and–

Debevoise & Plimpton
919 3rd Ave
New York, NY 10022
Attn:  Sidney P. Levinson
Telephone:  (212) 909-6000
Facsimile:  (212) 908-6836

Attorneys for Access

A notice is deemed to be given and received (a) if sent by first-class mail, personal delivery, or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt; provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Section.  Any party may change its address for service from time to time by providing a notice in accordance with the foregoing.  Any element of a party’s address that is not specifically changed in a notice will be assumed not to be changed.

After the occurrence of the Effective Date, the Reorganized Debtors have authority to send a notice to entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002; provided, that the U.S. Trustee and the Initial Supporting Noteholders need not file such a renewed request and shall continue to receive documents without any further action being necessary.  After the occurrence of the Effective Date, the Reorganized Debtors are authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to the U.S. Trustee, the Initial Supporting Noteholders, and those entities that have filed such renewed requests.

12.14      Reservation of Rights.

Except as otherwise provided herein, the Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order.  None of the filing of the Plan, any statement or provision of the Plan, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of (a) the Debtors with respect to any Claims or Interests prior to the Effective Date or (b) any holder of a Claim or Interest or other entity prior to the Effective Date.

Dated:	November 18, 2019
Houston, Texas

Respectfully submitted,

/s/ David Rush
		Name:	David Rush
		Title:	Chief Restructuring Officer

EP ENERGY CORPORATION
EPE ACQUISITION LLC
EP ENERGY, LLC
EVEREST ACQUISITION FINANCE INC.
EP ENERGY GLOBAL LLC
EP ENERGY MANAGEMENT, L.L.C.
EP ENERGY RESALE COMPANY, L.L.C.
EP ENERGY E&P COMPANY, L.P.